UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Catalyst Pharmaceuticals, Inc.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2025

CATALYST PHARMACEUTICALS, INC.

355 ALHAMBRA CIRCLE, SUITE 801, CORAL GABLES, FLORIDA 33134

Dear Stockholder:

You are cordially invited to our 2025 Annual Meeting of Stockholders. The meeting will be a virtual meeting held via the internet on Tuesday, May 20, 2025, beginning at 9:00 a.m. Eastern Time. The meeting will be held for the following purposes:

(1)	To elect six directors to serve a term of one year or until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;

(2)	To approve an amendment to our 2018 Stock Incentive Plan to increase the shares available for issuance thereunder by 5,000,000 shares;

(3)	To approve, on an advisory basis, the 2024 compensation of our named executive officers, as set forth herein;

(4)	To ratify Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

(5)	To transact such other business as may properly come before the meeting.

Our Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively via the internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting, and submit questions for consideration at the online meeting. Stockholders of record as of the close of business on Monday, March 31, 2025 are entitled to notice of and to vote at the Annual Meeting. In order to attend the meeting online, vote your shares electronically during the meeting, and submit questions, you must register in advance. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your Notice, proxy card and/or voting instruction form, and subsequent instructions that will be delivered to you via email. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

We encourage all stockholders to attend the Annual Meeting online. Whether or not you plan to attend the Annual Meeting online, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible by using the internet as described in the instructions included on your Notice, by calling the toll-free telephone number included in the Proxy Statement, or, if you received a paper copy of the proxy materials, by completing, signing, dating, and returning your proxy card. Further information about how to register for the Annual Meeting, attend the Annual Meeting online, vote your shares, and submit questions for consideration at the meeting is included in the accompanying Proxy Statement.

Thank you for your ongoing support of and your continued interest in Catalyst Pharmaceuticals, Inc.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick J. McEnany

Chairman of the Board

Coral Gables, Florida

April 10, 2025

PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 20, 2025

INFORMATION REGARDING SOLICITATION AND VOTING

This Proxy Statement contains information about our 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, May 20, 2025, beginning at 9:00 a.m., Eastern Time. Holders of record of shares of our common stock, par value $0.001 per share (the “Common Stock”), as of the close of business on Monday, March 31, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. As of the Record Date, there were 121,959,172 shares of our Common Stock outstanding and entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

The Annual Meeting will be a virtual meeting held via the internet. In order to attend the Annual Meeting online, you must register in the manner set forth below under “How can I attend the Annual Meeting of Stockholders?”. Upon completing your registration, you will receive further instructions via e-mail, including your unique links that will allow you access to the meeting. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via e-mail. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting of stockholders in person.

Except where the context otherwise requires, references to “Catalyst Pharmaceuticals”, “Catalyst”, “the Company”, “we”, ‘us”, “our”, and similar terms refer to Catalyst Pharmaceuticals, Inc. and its subsidiary. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement.

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting and any adjournment thereof. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy, your shares will be voted in accordance with the recommendations of our board of directors. This Proxy Statement, the related proxy card and our annual report to stockholders are being mailed to stockholders on or about Thursday, April 10, 2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS:

This Proxy Statement and our 2024 Annual Report to Stockholders are available at:

http://ir.catalystpharma.com/annual-proxy.cfm.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

You have received these proxy materials because the board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission (“SEC”). This information is designed to assist you in voting your shares.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)	To elect six directors to serve a term of one year or until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;

(2)	To approve an amendment to our 2018 Stock Incentive Plan to increase the shares available for issuance thereunder by 5,000,000 shares;

(3)	To approve, on an advisory basis, the 2024 compensation of our named executive officers, as set forth herein;

(4)	To ratify Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

(5)	To transact such other business as may properly come before the meeting.

We currently know of no other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgement.

What are the recommendations of the Board of Directors?

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote, as follows:

(1)	FOR the election of six directors to serve a term of one year or until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;

(2)	FOR the approval of an amendment to our 2018 Stock Incentive Plan to increase the shares available for issuance thereunder by 5,000,000 shares;

(3)	FOR the approval, on an advisory basis, the 2024 compensation of our named executive officers, as set forth herein; and

(4)	FOR the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on our proxy card will vote your shares in accordance with their best judgement.

Who is entitled to vote on matters presented at the Annual Meeting?

The Record Date for the Annual Meeting is the close of business on Monday, March 31, 2025. You are entitled to vote on the matters presented at the Annual Meeting if you owned shares of our common stock as the close of business on the Record Date. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 121,959,172 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “Record Holder” and holding shares in “Street Name”?

If, on the Record Date, your shares were registered directly in your name with our transfer agent, you are a stockholder of record.

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.

Am I entitled to vote if my shares are held in “Street Name”?

Yes. If your shares are held in street name, these proxy materials, along with instructions on how to vote your shares, are being provided to you by your brokerage firm, bank, dealer, or other similar organization. As the beneficial owner, you have the right to direct your brokerage firm, bank, dealer, or other similar organization how to vote your shares, and the brokerage firm, bank, dealer, or other similar organization is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain, and present at the Annual Meeting, a legal proxy from your brokerage firm, bank, dealer, or other organization.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. Under Delaware Law and our Bylaws, the presence at the Annual Meeting online, or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding entitled to vote on the Record Date, will constitute a quorum for the transaction of business at the Annual Meeting. The inspector of elections will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

How can I attend the Annual Meeting of Stockholders?

As noted above, the Annual Meeting will be held entirely online. You may attend the Annual Meeting only if you are a record holder or beneficial owner of our Common Stock as of the Record Date. The process for attending the Annual Meeting and casting your vote at the Annual Meeting depends on the manner in which you hold your shares:

•

Registered Stockholders. If your shares are registered in your name with our transfer agent, Continental Stock Transfer and Trust Company (“Continental”) and you wish to attend the online-only virtual Annual Meeting, go to www.cstproxy.com/catalystpharma/2025, enter the control number you received on your proxy card (printed in the box and marked with an arrow) and click on the “Click Here to Preregister for the Online Meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required to attend.

•

Street Name Stockholders. Street name stockholders who wish to attend the online-only virtual Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Street name stockholders who email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only Annual Meeting. After contacting Continental, a street name stockholder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual Annual Meeting. Street name stockholders should contact Continental at least five (5) business days prior to the Annual Meeting date.

Will there be a question and answer session during the annual meeting?

Stockholders participating in the virtual Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to: (i) vote using the online meeting website, and (ii) submit questions or comments to our officers during the meeting via e-mail or the virtual meeting webcast. Starting Tuesday, May 13, 2025 at 9:00 AM eastern time, stockholders may submit questions or comments before or during the meeting through the virtual meeting portal by typing in the “Submit a Question” box.

Can I listen to the Annual Meeting without attending?

Stockholders will have the option to call in to the virtual Annual Meeting by telephone and listen (in listen-only mode) by calling:

Within the U.S. and Canada (toll free):	(800) 450-7155
Outside the U.S. and Canada (standard rates apply):	(857) 999-9155
Passcode for telephone access:	9073787#

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that your shares are voted, for each set of proxy materials, please submit your proxy via phone, via the internet or by signing, dating and returning the enclosed proxy card in the enclosed pre-paid envelope.

How do I vote?

You may vote over the internet, the phone, via mail, or at the Annual Meeting. Your proxy will have specific information on the manner in which you can vote your shares.

Can I change my vote after I submit my proxy?

Yes. If you are a record holder, you may revoke your proxy and change your vote at any time before the proxy is voted at the Annual Meeting:

•	by submitting a duly executed proxy bearing a later date than your prior proxy;

•	by granting a subsequent proxy through the internet or via telephone;

•	by giving written notice of revocation to our corporate secretary at or prior to the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy is the one that is counted. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote virtually at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot at the Annual Meeting.

Who will count the votes?

A representative from Continental will tabulate and certify the votes by proxy, and a representative from the Company will act as inspector of elections.

What if I do not specify how my shares are to be voted?

If you are a record holder and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you are a record holder and submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, along with the description of each proposal in this proxy statement.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote your shares on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What are “broker non-votes” and do they count for determining the quorum?

Shares represented by proxies that reflect a “broker non-vote” will be counted as present for purposes of determining the presence of a quorum. As discussed above, “broker non-votes” occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares on a particular matter. A broker has discretionary power to vote shares without instruction from the beneficial owner on routine matters, such as the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. Thus, “broker non-votes” are not expected on that proposal. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. “Broker non-votes” on the election of directors, which is considered a non-routine matter, will have no effect because they are not considered votes cast.

What is an abstention and how will votes withheld and abstentions be treated?

Shares of common stock held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the ratification of the appointment of Grant Thornton LLP, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors, and abstentions are not considered to be a vote cast and will have no effect on the ratification of the appointment of Grant Thornton LLP.

How many votes are required for the approval of the proposals to be voted on and how will abstentions and “broker non-votes” be treated?

Proposal	Votes Required	Effect of Votes Withheld/Abstentions and “Broker Non-Votes”

Proposal 1: Election of Directors	The affirmative vote of a plurality of the votes cast by the holders of our common stock for each director nominee.	Votes withheld and “broker non-votes” will have no effect.

Proposal 2: Amendment to our 2018 Stock Incentive Plan	The affirmative vote of a majority of the votes cast for or against the matter.	Votes withheld and “broker non-votes” will have no effect.

Proposal 3: Advisory Approval of the Compensation of Named Executive Officers	The affirmative vote of a majority of the votes cast for or against the matter.	Votes withheld and “broker non-votes” will have no effect.

Proposal 4: Ratification of Appointment of our Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast for or against the matter.	Abstentions will have no effect. We do not expect any “broker non-votes” on this proposal.

Will any other business be conducted at the Annual Meeting?

We currently know of no other business that will be presented at the Annual Meeting. If any such business does properly come before the meeting, however, your shares will be voted in accordance with the best judgement of the proxy holders named on your proxy card.

Where can I find the voting results of the Annual Meeting?

We plan to announce the preliminary voting results at the Annual Meeting and will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSALS TO BE VOTED ON

PROPOSAL ONE – ELECTION OF DIRECTORS

The following paragraphs provide information as of the date of this Proxy Statement about each director and nominee for director, as furnished to us by the directors and nominees for director. The information presented includes information each such individual has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each such individual’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director, we also believe that each of our directors and director nominees has a reputation for integrity, honesty and adherence to high ethical standards. Each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each of our directors and nominees for director appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships between or among any of our executive officers, directors, or nominees for director.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Name	Age	Position	Independent	Committee Membership

Patrick J. McEnany	77	Non-Executive Chairman of the Board and co-founder

Richard J. Daly	64	Director, President, and CEO

Donald A. Denkhaus	79	Director	X	Audit (Chair); Corporate Governance and Nominating

Molly Harper	48	Lead Independent Director	X	Compensation; Corporate Governance and Nominating

Name	Age	Position	Independent	Committee Membership

Tamar Thompson	51	Director	X	Corporate Governance and Nominating (Chair), Audit

David S. Tierney, M.D.	61	Director	X	Compensation (Chair), Corporate Governance and Nominating

In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

All of the persons whose names and biographies appear below are currently serving as our directors. Each of our directors brings to the Board significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the Corporate Governance and Nominating Committee in recommending qualified director candidates is described below under “Board Diversity” and “Director Qualifications and Attributes.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

Vote Required

The election of directors requires a plurality of the votes cast by the holders of our common stock. A “plurality” means that each director must receive a greater number of votes cast for their retention on the board of directors than those cast against. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors.

The Board of Directors recommends a vote in favor of the six persons listed above who have been nominated for election to the Board of Directors.

Currently Ongoing Search for a Seventh Director to serve on the Board

Our Board of Directors has historically included seven members. On January 17, 2025, Charles B. O’Keeffe, age 85, who has served as an independent member of our Board since December 2004 and as our lead independent director since July 2011, informed the Board of his intent not to stand for re-election at the Annual Meeting when his current term expires. Following Mr. O’Keeffe’s retirement, the Board will consist of six directors (and the currently serving remaining six directors will be considered for election at the Annual Meeting).

The Corporate Governance and Nominating Committee of the Board has retained a nationally recognized recruitment firm to assist the committee in its search for a new director to replace Mr. O’Keeffe. The committee intends to look at a number of candidates and appropriately consider each candidate’s business and professional experience, including experience in the pharmaceutical industry, demonstrated leadership ability, integrity and judgement, record of public service, and financial and technological acumen. That search is expected to be completed before the end of the second quarter of 2025.

In an effort to ensure that the committee has sufficient time to identify the best candidate, the committee has decided that it is more important to source the right director to serve on the Board even if it means that the decision on locating a new director is deferred until after the Annual Meeting. Once the committee identifies the appropriate candidate to add to the Board, the Board intends to add the new director to the Board (as permitted by the Company’s bylaws), to serve until the 2026 annual meeting of stockholders. We will announce the appointment of our new director via a press release and the filing of a Form 8-K with the SEC.

Consideration of Future Nominees

The Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. Any stockholder wishing to submit a recommendation with respect to the 2026 Annual Meeting of Stockholders should send a signed letter of recommendation to us at 355 Alhambra Circle, Suite 801, Coral Gables, Florida 33134, Attention: Corporate Secretary. To be considered, recommendation letters must be received between November 11, 2025 and December 10, 2025, and must include: (i) all information about the nominee required to be disclosed in solicitations of proxies in an election contest; (ii) the written consent of the nominee to the nomination and such nominee’s willingness to serve if elected; and (iii) the name and address of the stockholder making such recommendation, the class and number of shares of capital stock the stockholder owns, and a representation by the stockholder that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear, in person or by proxy, to propose such nomination.

INFORMATION REGARDING DIRECTORS

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director.

Nominees for Election to the Board of Directors:

Patrick J. McEnany is a co-founder of our company and currently serves as the Non-Executive Chairman of our Board. Mr. McEnany has served as a director since our formation in January 2002 and as Chairman of our Board since March 2006. Mr. McEnany served as our President and Chief Executive Officer (CEO) from our formation until December 31, 2023 when he retired. Prior to founding our company, (i) from 1999 until 2002, Mr. McEnany was a consultant to the pharmaceutical industry, and (ii) from 1991 to 1997, Mr. McEnany was Chairman and CEO of Royce Laboratories, Inc., a generic pharmaceutical manufacturer, and after the merger of Royce Laboratories into Watson Pharmaceuticals, Inc. in 1997, Mr. McEnany served as president of Watson’s wholly owned Royce Laboratories subsidiary and as vice president of corporate development for Watson Pharmaceuticals, Inc. Finally, Mr. McEnany serves on the board of directors of the Baptist Health Foundation and is a Council Director for Doctor’s Hospital and Baptist Health Orthopedic Care in Coral Gables, Florida. The Board believes that the characteristics that qualify Mr. McEnany as a director to serve on our Board include his long-term experience in the pharmaceutical industry, his intimate knowledge of the Company’s operations, and his extensive business leadership experience.

Richard J. Daly has been a director since 2015 and became our President and CEO on January 1, 2024. Prior to joining Catalyst, from January 2022 until August 2023, Mr. Daly served as President of CARsgen Therapeutics Corporation, an emerging oncology company focused on developing CAR-T therapies for both liquid and solid tumors. Further, from July 2018 through January 2022, Mr. Daly served as Chief Operating Officer of BeyondSpring Pharmaceuticals, a pre-commercial biotech company focused on oncology with assets in late Phase 3 clinical trials. Finally, before joining BeyondSpring, (i) from February

2016 until July 2018 Mr. Daly served as Chairman and CEO of Neuralstem, Inc., a biopharmaceutical company focused on the development of central nervous system therapies based on its neuronal stem cell technology, (ii) from October 2014 until September 2016, Mr. Daly served as a partner of RavineRock Partners, a commercial consulting practice focused on biotech and pharmaceuticals, and (iii) from February 2013 until September 2014, Mr. Daly served as President of AstraZeneca US Diabetes. Additionally, Mr. Daly served on the board of directors of Opiant Pharmaceuticals, and as a member of Opiant’s Compensation and Audit Committees, from 2018 until the sale of that company in 2023. Mr. Daly received his Bachelor of Science in Microbiology from the University of Notre Dame in 1983 and his MBA from the Kellogg School of Management, Northwestern University in 1998. The Board believes that the characteristics that qualify Mr. Daly as a director of our company include his significant pharmaceutical industry experience and his experience in launching and managing sales of numerous pharmaceutical products, including several products that are used to treat orphan/rare diseases.

Donald A. Denkhaus joined our Board in February 2015 and currently chairs the Audit Committee of our Board. From 2005 until 2024, Mr. Denkhaus has been Chairman and Chief Financial Officer of The Kitchen, LLC, a company providing language dubbing and subtitling services to the media and entertainment industry. From 1970 through 2002, Mr. Denkhaus, who is a retired certified public accountant, worked for Arthur Andersen LLP, a global professional services organization, where he was an audit partner for twenty-two years and held numerous leadership positions, including as head of Andersen’s South Florida audit practice and, from 1998 through 2002, as Audit Practice Partner responsible for Andersen’s offices in Florida and Puerto Rico. From 2010 to 2013, Mr. Denkhaus was Chair of Nuovo Biologics, a privately held biotech company that was developing an antiviral drug for animal use, and, from 2004 until its sale in 2009, Mr. Denkhaus served on the board of directors and as chair of the audit committee of Noven Pharmaceuticals, a publicly-traded specialty pharmaceutical company focused on women’s health and psychiatry. Mr. Denkhaus received a Master’s in Business Administration degree with a major in finance from the University of Maryland and a Bachelor of Business Administration with a major in accounting from Kent State University. The Board believes that the characteristics that qualify Mr. Denkhaus to be a member of our Board include his extensive financial experience and his prior experience serving as a director of two pharmaceutical companies, one of which was publicly traded.

Molly Harper joined our Board in June 2021 and will become our Lead Independent Director upon Mr. O’Keeffe’s retirement from the Board at the Annual Meeting. Ms. Harper has more than two decades of leading biopharma businesses in growth across settings ranging from large biopharmaceutical companies to entrepreneurial start-ups, with a particular focus on therapeutics for rare diseases. Ms. Harper is currently Managing Partner for Peacock Hall LLC, an advisory firm focused on life sciences companies. Previously, from September 2021 until March 2024, Ms. Harper served as Chief Business Officer for Synlogic, Inc. a clinical-stage biotechnology company pioneering therapeutics based on synthetic biology, where her responsibilities spanned business development, investor relations and corporate communications, new product planning, commercial strategy and patient advocacy. Ms. Harper joined Synlogic from Relmada Therapeutics, Inc., where she was Executive Vice President of Operations from May 2020 to September 2021. Prior to Relmada she served in positions of increasing responsibility with Akcea Therapeutics, most recently as Senior Vice President and Global Franchise General Manager, with responsibility for a six-drug portfolio, including the global commercialization of two rare disease drugs, having designed and built a scalable, global commercial organization. Ms. Harper previously served as Head of US Endocrinology in the Rare Disease division of Sanofi Genzyme, in commercial leadership roles with Merck & Co, and began her career in equity research at UBS Warburg and strategy consulting at The Wilkerson Group/IBM. Ms. Harper received her Bachelor of Arts from Cornell University and her Master of Business Administration from The Wharton School of the University of Pennsylvania. Ms. Harper also serves on the Board of Directors of PreciseDx, a privately held AI oncology pathology company. The Board believes that the characteristics that qualify Ms. Harper to be a director of our company include her significant pharmaceutical industry experience and her experience in pharmaceutical company operations overseeing the development, launch, and commercialization of several pharmaceutical products, including several products that are used to treat orphan/rare diseases, as well as business development and investor relations in the biopharma space.

Tamar Thompson joined our Board on May 25, 2023 and is currently Chair of our Board’s Corporate Governance and Nominating Committee. Ms. Thompson has served as Vice President/Head of Global Corporate Affairs for Alexion Pharmaceuticals/AstraZeneca Rare Disease since 2021, when Alexion was acquired by AstraZeneca. Prior thereto, from 2019 to 2021, Ms. Thompson was Vice President, Global Corporate Affairs for Alexion Pharmaceuticals. Further, prior to joining Alexion, from February 2015 to November 2019 when she joined Alexion, Ms. Thompson served in several capacities for Bristol-Myers Squibb Company, most recently as executive director of State Government Affairs and Federal Policy. Prior to joining Bristol-Myers Squibb, Ms. Thompson was a strategic policy advisor and consultant for premiere Washington, DC based governmental affairs firms, including ADVI, Kimbell and Associates, and Avalere Health. Finally, since 2020, Ms. Thompson has served as an independent director of Avidity Biosciences, Inc., where she serves on the Nominating and Governance Committee and on the Compensation Committee of that board. She also serves as the Chair of the board of directors of MassBio, a premier state level trade association representing the biotech sector in Massachusetts. Ms. Thompson holds an M.S. in Health Sciences with a concentration in Public Health from Trident University in Cypress, California. The Board believes that the characteristics that qualify Ms. Thompson to serve as a member of our Board include her extensive health policy and government affairs experience, as well as her focus on rare diseases in her current position at Alexion Pharmaceuticals/AstraZeneca Rare Diseases.

David S. Tierney, M.D. has served as a member of our Board since October 2002 and currently chairs the Compensation Committee of our Board. Dr. Tierney currently serves as Chief Executive Officer and Director of Aramis Biosciences, a privately held clinical stage ophthalmology pharmaceutical company. From February 2020 until December 2020, Dr. Tierney served as CEO of Pharma Two B, a CNS specialty pharmaceutical company. From September 2018 until January 2020, Dr. Tierney served as President & CEO of BioPharmX Corporation, a dermatology specialty pharmaceutical company. He also served on the Board of Directors of BioPharmX from September 2018 until May 2020. From January 2014 until March 2018, he served as President & CEO of Icon Bioscience, Inc., a privately held ophthalmic drug delivery company. Dr. Tierney served as President and Chief Operating Officer (and a member of the board of directors) of Oceana Therapeutics, Inc., a private specialty pharmaceutical company between the organization of that company in 2008 and the sale of that company to Salix Pharmaceuticals, Ltd. in December 2011. Dr. Tierney also served as the President and CEO (and as a member of the board of directors) of Valera Pharmaceuticals, Inc. a specialty pharmaceutical company, between August 2000 and April 2007, when Valera completed a merger with Indevus Pharmaceuticals, Inc. Further, from January 2000 until August 2000, Dr. Tierney served as President of Biovail Technologies, a division of Biovail Corporation, a Canadian drug delivery company, where he was responsible for all of Biovail’s research and development, regulatory and clinical activities. Finally, from March 1997 until January 2000, Dr. Tierney was Senior Vice President of Drug Development at Roberts Pharmaceutical Corporation, where he was responsible for all research and development activities, and for drug development, medical affairs, worldwide regulatory affairs and chemical process development, as well as being part of the executive management team, and from December 1989 until March 1997, Dr. Tierney was employed by Élan Corporation, a pharmaceutical company, in a variety of management positions. Dr. Tierney is currently a director of Bimeda, Inc. Dr. Tierney received his medical degree from the Royal College of Surgeons in Dublin, Ireland and was subsequently trained in internal medicine. The Board believes the characteristics that qualify Dr. Tierney to serve on our Board include his business leadership experience and his pharmaceutical industry experience.

CORPORATE GOVERNANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our officers and directors and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in their ownership of common stock. Officers, directors, and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations made to us that no other reports were required, during the year ended December 31, 2024 all Section 16(a) filings required to be filed by our officers, directors, and greater than 10% stockholders were timely filed.

Independent Directors

As required under applicable NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the listed company’s board of directors. The Board consults with our counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, the Board has affirmatively determined that all of our directors (other than Mr. McEnany, who was our CEO until December 31, 2023, and Mr. Daly, who has been our CEO since January 1, 2024) are “independent directors” within the meaning of the applicable NASDAQ listing standards.

Corporate Governance

Our Board and management are committed to utilizing good corporate governance practices to ensure we are managed for the long-term benefit of our stockholders. We have in place a variety of policies and practices to promote good corporate governance. A majority of our Board is independent, in accordance with applicable NASDAQ listing standards, and all members of the Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee of our Board also meet applicable NASDAQ listing standards for independence. We have also established:

•

written charters for the Audit, Compensation, and Corporate Governance and Nominating Committees that address corporate governance practices in accordance with the Sarbanes-Oxley Act, current NASDAQ corporate governance guidelines, and other applicable rules and regulations;

•	Corporate Governance Guidelines that describe our Board’s policies with respect to corporate governance;

•	a Code of Business Conduct and Ethics applicable to our officers, directors, and employees;

•	a procedure for receipt and treatment of anonymous and confidential complaints or concerns on any matter, including audit or accounting matters; and

•	disclosure control policies and procedures.

The Corporate Governance and Nominating Committee is responsible for establishing and reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Among the matters addressed by our corporate governance guidelines are:

•

Director Independence – Independent directors shall constitute at least a majority of our Board and of our Board committees in accordance with the independence standards set forth in the applicable NASDAQ listing standards.

•	Executive Sessions of Independent Directors – Our independent directors regularly meet in executive session without management present.

Copies of our Code of Business Conduct and Ethics can be found on the corporate governance page of the Investor Relations section of our website, which is located at http://ir.catalystpharma.com/governance.cfm.

Board Composition

In making determinations about the composition of our Board, the Corporate Governance and Nominating Committee considers many factors, including, but not limited to, gender, age, race and ethnicity. As a result, the Corporate Governance and Nominating Committee strives to ensure when recommending nominations to our Board that our Board is represented by individuals with a variety of different opinions, perspectives, personal, professional, and industry experience and backgrounds, skills, and expertise.

Director Qualifications and Attributes

We have concluded that all of our directors have the skills, experience, knowledge, and personal attributes that are necessary to effectively serve on our Board and to contribute to the overall success of the Company. We believe that the diverse professional background of each of our directors ensures that we have a Board that has a broad range of industry-related knowledge, experience, and business acumen.

Leadership Structure

Patrick J. McEnany serves as the Non-Executive Chairman of our Board of Directors. The Board does not currently have a policy on whether the roles of Chair and CEO should be combined. Mr. McEnany served as the Company’s CEO and Chairman until December 31, 2023. Richard J. Daly became the Company’s President and CEO on January 1, 2024 and remains a member of the Board. Further, on Mr. O’Keeffe’s retirement from the Board at the Annual Meeting, Ms. Harper will become the lead independent director of our Board.

The Board believes that independent oversight of management is an important component of an effective board of directors. The Board believes that, for the reasons set forth below, our existing corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our officers. These governance practices are reflected in our various committee charters, which are available on our website at www.catalystpharma.com. Some of the relevant processes and other corporate governance practices include:

•

At each regularly scheduled Board meeting, all of our independent directors meet in an executive session without Mr. McEnany and Mr. Daly. In these executive sessions, the independent directors deliberate on matters such as those involving the performance of our Company.

•	Each of our directors is elected annually by our stockholders.

•

All of our directors, except for Mr. McEnany and Mr. Daly, are independent directors. Each director is an equal participant in decisions made by the full Board. All of the committees of the Board are comprised of only independent directors.

Lead Independent Director

The Board has appointed a non-management independent director to serve in a lead capacity (the “Lead Independent Director”) to perform such duties and responsibilities as the Board may determine. Charles B. O’Keeffe currently serves as our Board’s Lead Independent Director, and, following this Annual Meeting, Molly Harper will fill this role. The role of the Lead Independent Director includes:

•	in consultation with the Chairman, determining the length and timing of Board meetings, including regular and special meetings;

•	determining the agenda and materials to be provided to directors in advance of each meeting of the Board;

•	serving as chair of executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board;

•	serving as liaison between the Chairman of the Board and the independent directors;

•	overseeing the Board’s stockholder communication policies and procedures; and

•	calling meetings of independent directors.

Board Meetings and Attendance at Board and Board Committee Meetings

During 2024, our Board held eight meetings and took actions by unanimous written consent on five occasions. For 2024, all of our directors attended at least 75% or more of the aggregate number of meetings held by our Board and the Board committees on which they served. Further, all of our directors attended the 2024 Annual Meeting of Stockholders which was held virtually on May 21, 2024. Directors are encouraged, but not required, to attend the Annual Meeting.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of our company, and such other duties as directed by the Board. The committee’s purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications of the independent registered public accounting firm engaged as our independent auditor to prepare or issue an audit report on our financial statements, and the performance of our internal and independent auditors. The committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, our processes to manage business and financial risk, and compliance with applicable legal, ethical, and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditor.

The Board has determined that Donald A. Denkhaus, the current chair of the Audit Committee, is an “audit committee financial expert” as defined in Regulation S-K under the Exchange Act.

The Audit Committee held four meetings in 2024 and took one action by unanimous written consent. The Audit Committee operates under a written charter which describes the role, responsibilities, and functioning of the Audit Committee. The Audit Committee’s charter can be found at http://ir.catalystpharma.com/governance.cfm.

Compensation Committee
The role of the Compensation Committee is to discharge the Board’s responsibilities related to compensation of our executive officers, to produce an annual report on executive compensation for inclusion in our Form
10-K
or proxy statement, and to oversee and advise the Board on the adoption of policies that govern our compensation programs, including our stock incentive plans and our benefit plans.
The Compensation Committee held three meetings in 2024 and took two actions by unanimous written consent. The Compensation Committee operates under a written charter which describes the role, responsibilities, and functioning of the Compensation Committee. A copy of this charter can be found on our website at
http://ir.catalystpharma.com/governance.cfm
. Pursuant to its charter, the Compensation Committee has authority to retain compensation consultants to assist in its evaluation of executive and director compensation.
Corporate Governance and Nominating Committee
The role of the Corporate Governance and Nominating Committee (“
CG&N Committee
”) is to appoint nominees for election to our Board, to identify and recommend candidates to fill vacancies between annual stockholder meetings, to review, evaluate and recommend changes to our corporate governance policies, and to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to our company and our stockholders.
The CG&N Committee held one meeting in 2024. The CG&N Committee operates under a written charter which describes the role, responsibilities, and functioning of the CG&N Committee. A copy of the CG&N Committee’s charter can be found on our website at
http://ir.catalystpharma.com/governance.cfm
.
Corporate Governance Guidelines
The Board has adopted a set of Corporate Governance Guidelines that provide a framework for the Company’s governance. The Board believes that these Guidelines reflect the Board’s commitment to govern the Company with high standards of integrity and increased stockholder value. A copy of the Guidelines can be found on our website at
http://ir.catalystpharma.com/governance.cfm
.
Insider Trading Policy
Our Insider Trading Policy applies to transactions in our securities, including common stock, derivative securities, and any other securities that we may issue, unless the transaction is specifically exempted. The Insider Trading Policy applies to our directors, officers, employees, agents and consultants. If a covered person has material nonpublic information relating to us or our securities, it is our policy that neither that person nor any related person may buy, sell, gift or recommend our securities. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NASDAQ listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Risk Oversight
Risk oversight is administered through the Board as a whole. The Board does not believe that risk management issues have an effect on our leadership structure. The Board provides feedback to management at regularly held Board meetings. The independent directors meet in executive session at each regular meeting of the Board and provide insight to our management on a variety of topics, including risk oversight.

COMPENSATION OF DIRECTORS

The following table provides information regarding compensation earned by our non-employee directors for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock-Based Awards (1) (2) ($)	Total ($)
Patrick J. McEnany	282,211	562,548	844,759
Donald A. Denkhaus	86,250	300,019	386,269
Molly Harper (3)	139,125	300,019	439,144
Charles B. O’Keeffe (4)	108,625	300,019	408,644
Tamar Thompson	81,000	300,019	381,019
David S. Tierney, M.D.	81,000	300,019	381,019

(1)	The amounts reported in this column represent the grant date fair value of stock-based compensation awards granted in accordance with FASB ASC Topic 718 for 2024.
(2)	The aggregate number of stock options and restricted stock units held by each non-employee director as of December 31, 2024 is indicated in the table below:

Name	Number of Stock Options	Number of Unvested Restricted Stock Units
Patrick J. McEnany	1,799,401	38,729
Donald A. Denkhaus	201,272	11,002
Molly Harper	120,272	11,002
Charles B. O’Keeffe (4)	201,272	11,002
Tamar Thompson	92,772	5,668
David S. Tierney	201,272	11,002

(3)

Includes $66,000 for consulting services in connection with a project in which Ms. Harper assisted the Company. The Board, independent of Ms. Harper, reviewed the consulting assignment and concluded that it did not affect Ms. Harper’s ability to serve as an independent member of the Board.

(4)	Mr. O’Keeffe is not standing for re-election to the Board and his term will end at the conclusion of the Annual Meeting.

2024 Compensation of Directors

For 2024, non-employee directors received an annual retainer of $60,000. Mr. McEnany, as Non-Executive Chairman of the Board, received cash compensation of $250,000 for his service in that role. The chairs of the Audit, Compensation and Corporate Governance and Nominating Committees received an additional retainer of $21,000, $15,750 and $10,500, respectively, and members of the Audit, Compensation and CG&N Committees received an additional retainer of $10,500, $7,875 and $5,250, respectively. Additionally, the Lead Director received an additional fee of $25,000 for his services as lead director. No meeting fees were paid. Further, directors received a grant of stock options and RSUs for their service.

Hedging and Pledging Policies

Our Insider Trading Policy prohibits our executive officers, other employees, non-employee directors and consultants from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our ordinary shares at any time. In addition, no officer, director, other employee or consultant of Catalyst may margin or pledge, or make any offer to margin or pledge, any of our ordinary shares, including without limitation, borrowing against the value of such ordinary shares, at any time.

PROPOSAL TWO - AMENDING OUR 2018 STOCK INCENTIVE PLAN

Stock-based compensation is a fundamental component of our compensation program. Our equity compensation program is designed to attract and retain key employees, directors and consultants, many of whom view equity incentives as a key component of their compensation. Stock-based compensation encourages and rewards employee performance and helps align employee interests with those of our stockholders. We currently award stock options on an annual basis to our employees and to members of our Board of Directors as part of our overall compensation package for each year. The amendment will add additional shares into our 2018 Stock Incentive Plan (the “2018 Plan”) so that we are able to continue to grant stock-based awards in order to continue to motivate existing key employees, consultants and members of our Board of Directors and align their financial interests with those of our stockholders.

Upon recommendation from the Compensation Committee, on April 4, 2025 the Board of Directors approved Amendment No. 5 to our 2018 Stock Incentive Plan (the “Amendment”). The Board of Directors believes that the Amendment serves a critical role in attracting and retaining the high-caliber employees, consultants and directors that are essential to our success and in motivating these individuals to strive to reach our goals. By approving the Amendment, stockholders will be approving the addition of 5,000,000 shares to the 2018 Plan, representing approximately 4.1% of our outstanding common stock as of the close of business on the Record Date on a fully diluted basis. The 2018 Plan, as amended previously, has reserved 21 million shares of common stock for issuance, 1,774,678 of which currently remain available for future issuance. This Amendment will increase the number of shares available for issuance to 6,774,678 shares available for future issuance. Such terms are described in “2018 Stock Incentive Plan” below.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The Board unanimously recommends a vote FOR the proposal to amend our 2018 Stock Incentive Plan to add an additional 5,000,000 shares to the Plan.

2018 STOCK INCENTIVE PLAN

The 2018 Plan was approved by our board of directors in February 2018 and became effective in May 2018 after its approval by our stockholders at our 2018 annual meeting of stockholders. Amendments adding additional shares to the 2018 Plan were approved by our stockholders at the 2020 annual meeting of stockholders, the 2021 annual meeting of stockholders, the 2023 annual meeting of stockholders and the 2024 annual meeting of stockholders. However, as the Company has continued to grow, there has been a need to add additional shares to the 2018 Plan so that the Company can continue to use stock-based compensation as part of the overall compensation package required to bring necessary talent to the Company. The Board believes that based on the current configuration of the company, with this grant adding additional shares to the 2018 Plan the Company should have sufficient shares available for the next two to three years.

Administration

The Compensation Committee of the Board administers the 2018 Plan and determines which persons will receive grants of awards and the type of award to be granted to such persons. The Compensation Committee will also interpret the provisions of the 2018 Plan and make all other determinations that it deems necessary or advisable for the administration of the 2018 Plan.

Eligibility to Participate in the 2018 Plan

All eligible individuals are able to participate in the 2018 Plan. Eligible individuals include our directors, officers, employees, independent contractors and consultants, as well as individuals who have accepted an offer of employment from us. As of the date of this proxy statement, six non-employee directors, eight executive officers, approximately 173 other employees, and one consultant are eligible to receive grants under the 2018 Plan.

Because benefits under the 2018 Plan will require future actions by the Compensation Committee and the fair market value of our common stock at various dates, it is not possible to determine the benefits that will be received by eligible individuals under the 2018 Plan, if any. The securities that are underlying grants of awards under the 2018 Plan is our common stock.

Form of Awards

Awards under the 2018 Plan may be granted in any one or all of the following forms: (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) stock options that are not Incentive Stock Options (“Non-Qualified Stock Options”, unless otherwise noted herein, “Options” refers to both Incentive Stock Options and Non-Qualified Stock Options), (iii) the right to receive all or some portion of the increase in value of a fixed number of shares of the Company’s common stock (“Stock Appreciation Rights” or “SARs”), which may be awarded either in tandem with Options or on a stand-alone basis, (iv) shares of Common Stock that are restricted (“Restricted Shares”), (v) the right to receive shares of the Company’s common stock at the end of a specified period (“RSUs”), (vi) the right to receive a fixed number of shares of the Company’s common stock, or the cash equivalent, which is contingent on the achievement of certain performance goals (“Performance Shares”), and (vii) the right to receive a designated dollar value, or shares of the Company’s common stock of the equivalent value, which is contingent on the achievement of certain performance goals (“Performance Units”).

To date, the Company has only granted stock options and RSUs to its officers, directors, employees, and consultants, and has not utilized any of the other forms of stock-based compensation that are available for grant under the 2018 Plan. However, the Compensation Committee reserves the right to grant in the future stock-based compensation in the other forms available under the 2018 Plan.

Stock Options

Options may be granted under the 2018 Plan for the purchase of shares of our common stock. The Compensation Committee may designate Options as either Incentive Stock Options or Non-Qualified Stock Options. The term of each Option granted will be determined by the Compensation Committee. However, no Incentive Stock Option will be exercisable more than ten years after the date it is granted, or in the case of an Incentive Stock Option granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”), more than five years after the date it is granted.

The purchase price per share under each Incentive Stock Option will be specified by the Compensation Committee, but in no event may it be less than 100% of the market price per share of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a 10% Stockholder, the purchase price per share must not be less than 110% of the market price of our common stock on the date of grant.

Options may be exercised in whole or in part. Payment for such exercise must be made in cash or through the delivery to the Company of shares of common stock previously owned by the Option holder. The Compensation Committee, in its sole and absolute discretion, may allow other forms of payment.

Stock Appreciation Rights

Stock Appreciation Rights may be awarded by the Compensation Committee in such amounts and on such terms and conditions as the Compensation Committee shall determine, in its sole and absolute discretion. The terms and conditions of any Stock Appreciation Right shall be substantially identical to the terms and conditions that would apply if the grant of such Stock Appreciation Right had been the grant of an Option.

Upon exercise of a Stock Appreciation Right, the owner of such Stock Appreciation Right shall be entitled to receive payment in cash, in shares of common stock, or a combination thereof, as determined by the Compensation Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of common stock on the date of exercise over the fair market value of the common stock on the grant date, by the number of shares of common stock with respect to which the Stock Appreciation Rights are being exercised.

Restricted Stock

Shares of Restricted Stock may be granted, in such amounts and on such terms and conditions as the Compensation Committee may determine, in its sole and absolute discretion. The Compensation Committee shall impose such restrictions on any Restricted Stock granted under the 2018 Plan as it may deem advisable.

Except as provided by the Compensation Committee in its sole and absolute discretion, Restricted Stock granted under the 2018 Plan will vest over a four-year period after the grant date in equal annual increments. Shares of Restricted Stock may also be granted subject to performance goals, and such shares will be released from restrictions only after the attainment of such performance goals has been certified by the Compensation Committee.

Unless otherwise provided by the Compensation Committee, until the expiration of all applicable restrictions, and subject to the terms of the Plan, (i) the Restricted Stock is treated as outstanding common stock in the Company, (ii) the participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the participant holding shares of Restricted Stock is entitled to all dividends and other distributions paid with respect to such shares while they are so held.

Restricted Stock Units (RSUs)

RSUs may be granted, in such amounts and on such terms and conditions as the Compensation Committee may determine, in its sole and absolute discretion. The Compensation Committee shall impose such restrictions on any RSUs granted under the 2018 Plan as it may deem advisable.

Unless otherwise provided by the Compensation Committee in an award agreement, upon the expiration of all applicable restrictions, shares of the Company’s common stock will be paid within 60 days following the date the restrictions lapse. Participant’s holding RSUs will not have any rights of a stockholder until the underlying shares of the Company’s common stock are delivered.

Performance Shares and Performance Units

Performance Shares and Performance Units may be granted, in such amounts and on such terms and conditions as the Compensation Committee may determine, in its sole and absolute discretion. Performance Shares and Performance Units will be subject to the attainment of one or more pre-established performance goals. Such performance goals shall be established by the Committee in writing (other than options and SARs) and shall be based on one or more of the following business criteria: (i) the attainment of certain target levels of, or a specified increase in, the Company’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax profits including, without limitation, that attributable to the Company’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, the Company’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, the Company’s operational costs, or a component thereof; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, the Company’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the Company’s common stock; (xi) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization); and/or attainment of synergies and cost reductions in connection with mergers, acquisitions and similar corporate transactions involving the Company. As soon as practicable after the end of a performance period (as set forth by the Compensation Committee), the Compensation Committee shall determine to what extent the Performance Shares or Performance Units have been earned on the basis of the Company’s performance.

Transferability of Awards

Awards are non-transferable other than by will or by the laws of descent and distribution or as otherwise expressly allowed by the Compensation Committee pursuant to a gift to members of an eligible person’s immediate family. The gift may be directly or indirectly transferred, by means of a trust, partnership, or otherwise. Stock options and SARs may be exercised only by the optionee, any such permitted transferee or a guardian, legal representative or beneficiary.

Treatment of Awards upon a Change in Control

If there is a change in control of Catalyst Pharmaceuticals, Inc., any award that is not exercisable and vested may immediately become exercisable and vested in the sole and absolute discretion of the Compensation Committee. Vested awards will be deemed earned and payable in full. The Compensation Committee may also terminate the awards, entitling participants to a cash payment. If we are liquidated or dissolved, awards may also be converted into the right to receive liquidation proceeds. In the event that the Compensation Committee does not terminate or convert an award upon a change of control, then the award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation.

Amendments, Modifications and Termination

Our Board may, at any time, amend, suspend or terminate the 2018 Plan, but the Board may not impair the rights of holders of outstanding awards without the holder’s consent. No amendment to the 2018 Plan may be made without consent of our stockholders. In the event that an award is granted to a person residing outside of the United States, the Board may, at its discretion, modify the terms of the agreement to comply with the laws of the country of which the eligible individual is a resident. The 2018 Plan will terminate 10 years after its effective date.

Material Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this proxy statement, associated with the grant of awards under the 2018 Plan. This summary is based on our understanding of present United States federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address foreign, state or local tax consequences.

Stock Options

Grant. There is generally no United States federal income tax consequence to the participant solely by reason of the grant of incentive stock options or nonqualified stock options under the 2018 Plan, assuming the exercise price of the option is not less than the fair market value of the shares on the date of grant.

Exercise. The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the participant generally must exercise the incentive stock option no later than three months following the termination of the participant’s employment with us. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below). Upon the exercise of a nonqualified stock option, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount paid by the participant as the exercise price. The ordinary income recognized in connection with the exercise by a participant of a nonqualified stock option will be subject to both wage and employment tax withholding, and we generally will be entitled to a corresponding deduction.

The participant’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a nonqualified stock option, the amount of ordinary income, if any, recognized by the participant upon exercise thereof.

Disqualifying Disposition. If the participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option (other than in certain tax free transactions) within two years from the date on which the incentive stock option was granted or within one year after the transfer of shares to the participant pursuant to the exercise of the incentive stock option, at the time of disposition the participant will generally recognize ordinary income equal to the lesser of: (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the participant, or (ii) the participant’s actual gain. If the total amount realized on a taxable disposition (including return on capital and capital gain) exceeds the fair market value on the date of exercise of the shares of our common stock purchased by the participant under the option, the participant will recognize a capital gain in the amount of the excess. If the participant incurs a loss on the disposition (the total amount realized is less than the exercise price paid by the participant), the loss will be a capital loss.

Other Disposition. If a participant disposes of shares of our common stock acquired upon exercise of a nonqualified stock option in a taxable transaction, the participant will recognize capital gain or loss in an amount equal to the difference between the participant’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of our common stock acquired upon exercise of incentive stock options as discussed above) will be short-term or long-term depending on whether the shares of our common stock were held for more than one year from the date such shares were transferred to the participant.

Alternative Minimum Tax. Alternative minimum tax is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any alternative minimum tax paid generally may be credited against future regular tax liability (but not future alternative minimum tax liability). Alternative minimum tax applies to alternative minimum taxable income. Generally, regular taxable income as adjusted for tax preferences and other items is treated differently under the alternative minimum tax.

For alternative minimum tax purposes, the spread upon exercise of an incentive stock option (but not a nonqualified stock option) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of our common stock at such time for subsequent alternative minimum tax purposes. However, if the participant disposes of the incentive stock option shares in the year of exercise, the alternative minimum tax income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

There are no federal income tax consequences to us by reason of the grant of incentive stock options or nonqualified stock options or the exercise of an incentive stock option (other than disqualifying dispositions). At the time the participant recognizes ordinary income from the exercise of a nonqualified stock option, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our reporting obligations described below. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option, and subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a corresponding deduction in the year in which the disposition occurs. We are required to report to the Internal Revenue Service any ordinary income recognized by any participant by reason of the exercise of a nonqualified stock option. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by the participant upon exercise of nonqualified stock options.

Stock Appreciation Rights

There are generally no tax consequences to the participant or us by reason of the grant of stock appreciation rights. In general, upon exercise of a stock appreciation rights award, the participant will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the stock appreciation rights’ base price, or the amount payable. Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock

Unless a participant makes a Section 83(b) election, as described below, with respect to restricted stock granted under the 2018 Plan, a participant receiving such an award will not recognize U.S. taxable ordinary income and we will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and we will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by us. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture.

However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by us will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code the satisfaction of a tax reporting obligation and any tax withholding condition, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured.

Restricted Stock Units (RSUs)

Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the shares are delivered to the participant in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If a restricted stock unit award is subject to Section 409A of the Code, the shares subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability, or a change in control. If delivery occurs on another date, unless the restricted stock unit awards otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid, if any, for shares plus any ordinary income recognized when the stock is delivered. Subject to the requirement of reasonableness, the provisions and limitations of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the amount of ordinary income realized by the participant.

Section 409A

If an award under the 2018 Plan is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. Our board of directors and Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the 2018 Plan but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m).

PROPOSAL THREE – ADVISORY APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our Board.

Although the result of the vote is non-binding, our Compensation Committee and Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The Compensation Committee and the Board believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

RESOLVED, that Catalyst Pharmaceuticals, Inc.’s stockholders approve, on an advisory basis, the 2024 compensation of the named executive officers, as disclosed in Catalyst Pharmaceuticals, Inc.’s Proxy Statement for the 2025 Annual Meeting.

Vote Required

The affirmative vote of a majority of the voting power of the votes cast affirmatively or negatively on the proposal will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

EXECUTIVE OFFICERS

The following list reflects our executive officers as of the date of this Proxy Statement, the capacity in which they serve us, and when they assumed office:

Name	Position(s)	Age	Executive Officer Since
Richard J. Daly	Director, President, and Chief Executive Officer	64	January 2024

Steven R. Miller, Ph.D.	Executive Vice President, Chief Operating Officer, and Chief Scientific Officer	63	April 2007

Michael W. Kalb, CPA	Executive Vice President, Treasurer, and Chief Financial Officer	54	January 2024

Gary Ingenito, M.D., Ph.D.	Chief Medical and Regulatory Officer	69	June 2015

Brian Elsbernd, J.D.	Chief Compliance Officer and Chief Legal Officer	61	February 2016

Jeffrey Del Carmen	Executive Vice President, Chief Commercial Officer	54	June 2020

Preethi Sundaram, Ph.D.	Chief Strategy Officer	49	July 2021

Gregg Russo	Chief Human Resources Officer	62	February 2025

Executive Officers’ Business Experience

Richard J. Daly. The business experience of Richard J. Daly is included above in “Board of Directors.”

Steven R. Miller, Ph.D., has served as our Executive Vice President since January 1, 2024, as our Chief Operating Officer since January 2011, and as our Chief Scientific Officer since October 2009. Previously, commencing in April 2007, Dr. Miller was our Vice President of Pharmaceutical Development and Project Management. Dr. Miller has worked in the healthcare industry for over 30 years. Prior to joining us, Dr. Miller spent 15 years with various divisions of Watson Laboratories, a subsidiary of Watson

Pharmaceuticals, Inc., most recently as Executive Director of R&D Operations. In this capacity, Dr. Miller managed a team of 75 in the testing of all R&D products for clinical trials, including method valuation, stability testing, operation of the R&D pilot plant, and assembly of the CMC section of drug applications, in addition to other responsibilities. Prior to holding this position, Dr. Miller was Director of Technology Transfer for Watson Laboratories, and Vice President of Research and Product Development for Royce Laboratories, which was subsequently acquired by Watson Laboratories. Prior to joining Royce Laboratories, Dr. Miller was Group Leader and Senior Scientist at Dade Behring. Prior to that, he served as an Analytical Chemist at the U.S. Food & Drug Administration. Dr. Miller received his Bachelor of Science Degree in Chemistry from the University of Maryland and his Ph.D. from the University of Miami.

Michael W. Kalb joined us as our Executive Vice President, Treasurer, and Chief Financial Officer on January 1, 2024. Mr. Kalb has more than 30 years of experience in the pharmaceutical and financial service industries. Prior to joining us, (i) from May 2023 until December 2023, Mr. Kalb served as Chief Financial Officer of Impel Pharmaceuticals, a commercial-stage biopharmaceutical company developing therapies for people suffering from diseases with high unmet medical needs, (ii) from November 2022 until March 2023, Mr. Kalb served as Executive Vice President and Chief Financial Officer of CinCor Pharma, Inc., a clinical stage biopharmaceutical company focused on developing treatments for cardiovascular diseases, which was acquired by AstraZeneca in February 2023, (iii) from June 2016 until June 2022, Mr. Kalb served as Senior Vice President and Chief Financial Officer of Amarin Corporation plc, a multinational biopharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular health, and (iv) from June 2009 until June 2016, Mr. Kalb served in several financial senior management positions at Taro Pharmaceutical Industries, Ltd., including as Group Vice President and Chief Financial Officer. Prior to that, Mr. Kalb served as a Director in the Accounting and Financial Consulting Group of Huron Consulting Group Inc. His experience also includes over ten years of public accounting experience, principally at Ernst and Young. In December 2023, Impel Pharmaceuticals filed for Chapter 11 bankruptcy. Mr. Kalb holds a B.S. in Accounting from the State University of New York at Albany, School of Business. Mr. Kalb is a certified public accountant.

Gary Ingenito, M.D., Ph.D., is our Chief Medical and Regulatory Officer. He joined us as our Chief Medical Officer in June 2015 and took over our regulatory operations in February 2016. Prior to joining Catalyst, Dr. Ingenito spent more than 25 years in the field of pharmaceutical development; including drugs, biologics, and combination products. During this time, Dr. Ingenito has held executive responsibilities for clinical research, regulatory, drug safety, and medical affairs at pharmaceutical companies and contract research organizations. Dr. Ingenito initially joined Sandoz Pharmaceuticals in the neuroendocrine group and progressed to become head of medical affairs. He spent 8 years at Otsuka Pharmaceuticals, overseeing the approval of anti-infective, cardiovascular, and central nervous system products. Dr. Ingenito has also held positions at Corning-Besselaar, SFBC International, Angiotech Pharmaceuticals, Biotest Pharmaceuticals, and, most recently at Boehringer-Ingelheim Pharmaceuticals, where he served as head of regulatory affairs North America for biosimilars. After obtaining his Bachelor of Arts degree from The Johns Hopkins University, Dr. Ingenito earned his medical degree at Jefferson Medical College, and a Ph.D. in philosophy from Thomas Jefferson University. He completed a post-graduate residency in neurology at the University of Miami, Jackson Memorial Hospital.

Brian Elsbernd, J.D. joined us in February 2016 as our Senior Vice President of Legal and Compliance and became our Chief Compliance Officer and Chief Legal Officer on January 1, 2019. Prior to joining Catalyst, Mr. Elsbernd was, from 2004 until February 2016, employed in various capacities with Mallinckrodt Pharmaceuticals and its predecessors, including as Senior Director of U.S. Healthcare Compliance. At Mallinckrodt, he was involved in the building of their formal compliance program including providing leadership and vision on ethics and business conduct while also managing multiple other legal and business functions. Before joining Mallinckrodt, Mr. Elsbernd was an associate at Proskauer Rose LLP, within its Health Care practice group, representing health care providers nationwide in matters pertaining to regulatory and administrative law, transactional matters, litigation, and reimbursement issues. Mr. Elsbernd holds a Bachelor of Arts degree in history from the University of Illinois-Urbana and a law degree from the Saint Louis University School of Law.

Jeffrey Del Carmen has been our Executive Vice President since January 1, 2024 and our Chief Commercial Officer since June 23, 2020. Previously, since July 2018, Mr. Del Carmen served as our Senior Vice President of Sales and Marketing. Mr. Del Carmen has over 25 years of experience in pharmaceutical sales and project management. Prior to joining Catalyst, from January 2018 until July 2018, Mr. Del Carmen served as Vice President of Business Development of Paragon Biosciences evaluating commercial assets to expand Paragon’s portfolio. From September 2016 until June 2017 (when it was acquired by PTC Therapeutics), Mr. Del Carmen was Senior Director, Rare Disease Marketing for Marathon Pharmaceuticals, leading Marathon’s marketing efforts for the commercialization of Emflaza. From January 2016 until August 2016, Mr. Del Carmen served as Vice President of Sales at Insys Therapeutics. From August 2011 until January 2016, Mr. Del Carmen was employed by Lundbeck Inc., where for the last two years of his tenure at Lundbeck he was the Movement Disorder National Sales Director. Prior to joining Lundbeck, Mr. Del Carmen spent 16 years at Abbott Laboratories in various sales and marketing leadership roles, with increasing responsibility. Mr. Del Carmen holds a Bachelor of Arts degree in Economics from the University of Dayton and an Executive MBA degree from the University of Wisconsin.

Preethi Sundaram, Ph.D., has been our Chief Strategy Officer since January 1, 2022. Previously, since July 2021, Dr. Sundaram served as our Chief Product Development Officer. Dr. Sundaram has more than 20 years’ experience managing and mentoring teams delivering lifesaving medicines to patients. Prior to her employment with Catalyst, since 2005 Dr. Sundaram was employed in various positions with Sanofi, including as Global Clinical Research Director, International Development from 2005-2010, Global Project Head, Multiple Therapeutic Area Programs from 2010 until 2017, Global Head and VP, Medical Operations, Primary Care Business Unit from 2017 until 2020, and since October 2020, as Sanofi’s Global Head and VP, Medical Operations, General Medicines Business Unit. In that last position, Dr. Sundaram was accountable for leadership of critical global medical operational functions, including the oversight of portfolio financials and delivery of strategic milestones, as well as being responsible for the leadership of multiple portfolio management functions across all therapeutic areas in Sanofi’s General Medicines Business Unit. Prior to joining Sanofi in 2005, Dr. Sundaram served as a Project Lead, Immunoscience Development Center for Abbott Laboratories; between 2003 until 2005, Dr. Sundaram served as a medical writer and project lead at Covance; between 2001 until 2003, Dr. Sundaram served as a Clinical Director with Neurovision & Medical Services; between 1997 until 2001, Dr. Sundaram was a Graduate Teaching Assistant and Clinical Supervisor at West Norwich Hospital in Cambridge, UK; and between 1995 to 1997, Dr. Sundaram was on the clinical faculty at the Sankara Nethralaya Eye Hospital in Chennai, India. Additionally, since December 2024, Dr. Sundaram serves on the board of directors of Cilcare, a privately owned biotechnology company specializing in auditory sciences. Dr. Sundaram holds a Bachelor of Arts in Psychology from the University of Madras (India), a Bachelor of Science in Optometry from the Elite School of Optometry & Bits (India), a Doctor of Philosophy in Optometry from Anglia Ruskin University (United Kingdom), and an Executive Business Masters from the London Business School.

Gregg Russo joined us as our Vice President of Human Resources on April 8, 2024 and became our Chief Human Resources Officer on February 13, 2025. From 2021 until joining Catalyst, Mr. Russo served as Managing Director of Kavod Consulting, a human resource consultancy focused on emerging pharmaceutical and biotech organizations. From 2019 to 2021, Mr. Russo served as Chief Human Resources Officer of BeyondSpring Pharmaceuticals, a pre-commercial oncology organization, and from 2015 to 2019, Mr. Russo served as Head of Human Resources for Chugai Pharma, a translational/early-stage clinical research division of F. Hoffman-La Roche AG (commonly known as Roche). From 2014-2015, Mr. Russo served as a Business Development Partner with ExxPharma Therapeutics, LLC and from 2013 to 2014, he served as the Human Resources Lead for NeuroStem. Prior to NeuroStem, he served in varying lead human resources roles since 1996. Mr. Russo holds a Bachelor of Arts degree in Communication and a Master of Arts degree in Organizational Communication from the State University of New York at Buffalo.

Family Relationships

There are no family relationships between or among any of our directors and/or executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

The role of the compensation committee in setting executive officer compensation

The Compensation Committee establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of base and incentive compensation to our executive officers and administers our 2018 Stock Incentive Plan (the “2018 Plan”). Our Compensation Committee consists of three members of our Board, each of whom is independent as that term is defined in the Sarbanes-Oxley Act of 2002 and the rules and regulations that have been promulgated thereunder and under the Exchange Act, and in the applicable NASDAQ listing standards.

Executive officers

During 2024, our Board designated that our “executive officers” (as that term is defined in the rules and regulations under the Exchange Act) were our Chief Executive Officer (Richard J. Daly), our Chief Operating Officer and Chief Scientific Officer (Dr. Steven R. Miller), our Chief Financial Officer (Michael W. Kalb), our Chief Medical and Regulatory Officer (Dr. Gary Ingenito), our Chief Commercial Officer (Jeffrey Del Carmen), our Chief Compliance Officer and Chief Legal Officer (Brian Elsbernd), and our Chief Strategy Officer (Dr. Preethi Sundaram). Each of these executive officers were employed by us for all of fiscal 2024.

Overview of executive officer compensation

In evaluating executive compensation, our Compensation Committee receives third-party data and analysis on market trends and competitive practices from its independent compensation consultant. The Compensation Committee also receives and considers the recommendations of our Chief Executive Officer with respect to goals and compensation of executive officers. Our Compensation Committee assesses the information it receives in accordance with its business judgment. Our Chief Executive Officer is not present when his compensation is discussed by the Compensation Committee.

Our Compensation Committee believes that our executive officers are instrumental to our success. To that end, our compensation program is designed around the following:

Pay Element	Form	Purpose

Base Salary	Cash (Fixed)	Provides a competitive level of compensation that reflects position responsibilities, strategic importance of the position, and individual experience.

Short-Term Incentive (Annual Bonus)	Cash Bonus (Percent Fixed)	Provides a cash-based award that recognizes the achievement of annual goals and objectives supporting an annual business plan.

Long-Term Incentive	Equity (Variable)	Provides incentives for management to execute goals supporting long-term stockholder value creation and our ability to recruit, retain and motivate key executives.

We also offer health and other insurance benefits to each of our employees, including our executive officers, and the benefits available to our executive officers are equal to the benefits available to all employees. No other perquisite benefits are available to our executive officers.

Process of setting 2024 executive officer compensation

In the fall of 2023, the Compensation Committee engaged Mercer LLC (a business of Marsh McLennan), an independent compensation consultant, to provide advice and recommendations relating to our executive officer and director compensation arrangements for the 2024 fiscal year. Initially, Mercer assisted the Compensation Committee in determining an appropriate peer group to evaluate the Company’s executive officer and director compensation for alignment with governance and market best practices, and to provide recommendations as to an appropriate compensation philosophy to guide the Compensation Committee in determining executive officer base, bonus and equity compensation for 2024.

An updated peer group was selected by the Compensation Committee, with the advice of Mercer, in October 2023. The criteria used in determining the peer group were U.S. publicly traded biopharmaceutical companies with projected 2024 product revenues of $480 million. The peer group selected was as follows:

Acadia Pharmaceuticals Inc.	Amicus Therapeutics, Inc.
Amphastar Pharmaceuticals, Inc.	Ani Pharmaceuticals, Inc.
Collegium Pharmaceutical, Inc.	Corcept Therapeutics Incorporated
Dynavax Technologies Corporation	Halozyme Therapeutics, Inc.
Harmony Biosciences Holdings, Inc.	Insmed Incorporated
Ionis Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.
Pacira BioSciences, Inc.	PTC Therapeutics, Inc.
Supernus Pharmaceutials, Inc.	Ultragenyx Pharmaceutical, Inc.

In November 2023, Mercer presented their report to the Compensation Committee of the compensation payable to the executive officers in Company’s peer group. Based on that information, in December 2023, the Compensation Committee set base compensation and a bonus target for 2024 for each executive officer.

Further, in January 2024, the Compensation Committee established the corporate goals and objectives for the payment of 2024 cash bonuses to executive officers, as follows:

Objective	Weight
Achievement of total revenues in 2024 of at least $475 million, including FIRDAPSE® net product revenues for 2024 of at least $301.6 million and AGAMREE® net product revenues for 2024 of at least $20 million	40%
Acquisition of a significant company or a de-risked late-stage orphan asset (CNS/adjacent orphan) before the end of 2024	30%
Global expansion – Entering into an agreement to out-license AGAMREE® or FIRDAPSE® (in the APAC or LATAM regions)	10%
Operating to the 2024 budget	10%
Adoption of an AGAMREE® life cycle management strategy plan by the Board of Directors by the August 2024 regular Board meeting	10%

100%

Thereafter, in December 2024, the Compensation Committee considered cash bonus compensation for the Company’s executive officers for 2024 services based on the previously established corporate goals and objectives. In reaching a determination as to the cash bonuses to grant for 2024 performance, the Compensation Committee considered the following factors:

•	The Company achieved total revenues in 2024 of approximately $492 million, exceeding the 2024 goal by $17 million.

•	The Company’s net product revenues in 2024 for FIRDAPSE® were approximately $306 million, exceeding the 2024 goal of $301.6 million.

•	The Company’s net product revenues in 2024 for AGAMREE® were approximately $46 million, exceeding the 2024 goal of $20 million.

•	The Company entered into an agreement in July 2024 to out-license AGAMREE® in Canada with KYE Pharmaceuticals, Inc.

•	The Company operated to the 2024 budget, with approximately $32 million of favorable net income over budget.

•	Management presented an AGAMREE® life-cycle plan to the Board at the August 2024 Board meeting, which plan was approved by the Board at that meeting.

•

While the Company did not achieve its goal of acquiring a significant company or a de-risked, late-stage orphan asset by the end of 2024, management evaluated over 100 opportunities and entered into three term sheets for acquisition (none of which were ultimately determined, after diligence, to be in the best interest of the company) during 2024. Further, several potential acquisition transactions for which diligence was performed during 2024 are still being actively considered.

After considering these factors, none of which was, in and of itself dispositive, but all of which were considered, the Compensation Committee determined that cash bonuses would be paid to executive officers for their 2024 services at 105% of each respective executive officer’s previously established bonus target.

Finally, in November 2024, the Compensation Committee granted stock options and RSUs to each of the Company’s executive officers who will serve in 2025.

The base and bonus compensation for our Principal Executive Officer, Principal Financial Officer, and our three most highly compensated officers for services during the fiscal years ended December 31, 2024, 2023 and 2022, as applicable, as well as the value of the option and RSU grants made to each such executive officer in 2024, 2023, and 2022, as applicable, are described in the following summary compensation table:

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				Awards ($)
Name and Principal Position	Year	Salary ($)	Cash Bonus ($)	RSU Stock Grants (1)	Stock Options (2)	Non-Equity Incentive Compensation	All Other Compensation ($) (3)	Totals ($)
Richard J. Daly, President and CEO	2024	750,000	590,625	1,267,601	5,070,830	—	95,104	7,774,160
Michael W. Kalb, EVP and CFO	2024	525,000	350,625	1,036,803	4,147,345	—	121,163	6,180,936
Steven R. Miller, COO and CSO	2024 2023 2022	560,000 525,000 496,827	352,800 346,500 300,000	523,797 503,995 1,091,560	2,095,377 2,016,003 1,574,196	— — —	13,800 13,200 12,200	3,545,774 3,404,698 3,474,783
Jeffrey Del Carmen, CCO	2024 2023 2022	525,000 475,000 449,000	275,625 256,500 211,200	355,006 341,256 725,900	1,420,124 1,364,991 948,830	— — —	62,372 68,319 51,502	2,638,127 2,506,066 2,386,432
Preethi Sundaram, Chief Strategy Officer	2024 2023 2022	485,000 440,000 415,674	254,625 237,600 226,600	355,006 290,995 750,800	1,420,124 1,164,003 733,187	— — —	13,800 13,200 12,200	2,528,555 2,145,798 2,138,461

(1)

The amounts reported are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock unit grants to the executive officers in the listed fiscal year.

(2)

The amounts reported represent the grant date fair value of stock option awards granted in accordance with FASB ASC Topic 718 for the listed year. For additional information on the valuation assumptions used in the calculation of these amounts, see Note 16 to “Notes to Consolidated Financial Statements” contained in our 2024 Form 10-K.

(3)	Includes, for Mr. Daly, Mr. Kalb and Mr. Del Carmen, a housing allowance, and for Mr. Kalb, a travel allowance. All other compensation consists of 401(k) employer match.

Employment Agreements and Potential Payments upon Termination or Change in Control

We have a severance and change in control plan in place that provides for severance if those of our executive officers designated to participate in the benefits under the plan are terminated for other than “cause” or if they terminate their employment with us for “good reason”, and for severance compensation in the event of a “change in control” (as all of those terms are defined in the plan).

Under our severance and change in control plan,

•

on a termination without “cause” or a termination for “good reason” of a designated executive, the executive will receive one year’s base salary, any accrued bonus prior to termination, 12 month accelerated vesting of stock options, and benefits continuation for one year; provided that the terminated executive agrees to not compete with the company during the period in which severance is paid;

•	upon a “change in control,” all outstanding stock options and other equity awards held by each designated executive that have not yet vested shall automatically vest; and

•

upon termination of a designated executive within one year of a “change in control,” the terminated executive will receive one year’s base salary, payment in full of any target bonus previously granted for the severance period, and benefits continuation for the severance period, again subject to the terminated executive agreeing not to compete with the company during the period in which severance is paid.

As of the date of this Proxy Statement, the Compensation Committee has designated that Mr. Daly, Mr. Kalb, Mr. Del Carmen, Mr. Elsbernd, Dr. Ingenito, Dr. Miller, Dr. Sundaram, and Mr. Russo will receive benefits under the severance and change in control plan.

Pursuant to the terms of the plan, once an executive has been designated to participate in the severance benefits afforded by the plan, the Compensation Committee cannot modify the plan as to that designated executive to eliminate any benefits or to modify the definitions used in the policy to the detriment of the designated executive, unless otherwise agreed to by the designated executive.

The following chart sets forth the amounts payable to our CEO, CFO, and our three most highly compensated employees assuming the enumerated events had occurred on December 31, 2024:

Name	Payment Due Upon Termination either by company without Cause or Officer for Good Reason (1)	Payment Due Upon Death or Permanent Disability	Payment Due Upon a Termination by company with Cause or Resignation or Retirement	Payment Due upon a Change in Control (1)
Richard J. Daly	$750,000	—	—	$750,000
Michael W. Kalb	$525,000	—	—	$525,000
Steven R. Miller	$560,000	—	—	$560,000
Jeffrey Del Carmen	$525,000	—	—	$525,000
Preethi Sundaram	$485,000	—	—	$485,000

(1)	Excludes the value of any bonus due for services prior to termination, the value of health benefits for the term of the severance and the value of any accelerated vesting of stock options.

Grants of Plan-Based Awards for 2024

The following table provides information relating to stock options granted to our CEO, CFO, and our three most highly compensated employees during the fiscal year ended December 31, 2024:

Name	Grant Date	Number of Securities Underlying Options (1)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Option Awards
Richard J. Daly (2)	11/21/2024	491,160	$21.12	$5,070,830
Michael W. Kalb (3)	01/01/2024	257,214	$16.81	$2,399,996
Michael W. Kalb	11/21/2024	169,248	$21.12	$1,747,349
Steven R. Miller	11/21/2024	202,958	$21.12	$2,095,377
Jeffrey Del Carmen	11/21/2024	137,553	$21.12	$1,420,124
Preethi Sundaram	11/21/2024	137,553	$21.12	$1,420,124

(1)

Except as otherwise indicated in footnote 3 below, all options vest one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date, and one-third on the third anniversary of the grant date and expire on the seventh anniversary of the grant date.

(2)

Stock options granted to Mr. Daly in October 2023 in anticipation of his joining the Company as CEO effective January 1, 2024 were reported in the Company’s proxy statement for the 2024 annual meeting of stockholders as part of the table reporting “Compensation of Directors.”

(3)

Options were awarded to Mr. Kalb on January 1, 2024 upon commencement of employment as our CFO. These options vest one-fifth on the first anniversary of the grant date, one-fifth on the second anniversary of the grant date, one-fifth on the third anniversary of the grant date, one-fifth on the fourth anniversary of the grant date, and one-fifth on the fifth anniversary of the grant date, and expire on the seventh anniversary of the grant date.

Additionally, the following table provides information relating to restricted stock units granted to our CEO, CFO and our three most highly compensated employees during 2024:

Name	Grant Date	Number of RSUs Granted (1)	Grant Date Fair Value of RSU Awards
Richard J. Daly (2)	11/21/2024	60,019	$1,267,601
Michael W. Kalb (3)	01/01/2024	35,693	$599,999
Michael W. Kalb	11/21/2024	20,682	$436,804
Steven R. Miller	11/21/2024	24,801	$523,797
Jeffrey Del Carmen	11/21/2024	16,809	$355,006
Preethi Sundaram	11/21/2024	16,809	$355,006

(1)

Except as otherwise indicated in footnote 3 below, RSUs vest one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date, and one-third on the third anniversary of the grant date.

(2)

RSUs granted to Mr. Daly in October 2023 in anticipation of his joining the Company as CEO effective January 1, 2024 were reported in the Company’s proxy statement for the 2024 annual meeting of stockholders as part of the table reporting “Compensation of Directors.”

(3)

RSUs were awarded to Mr. Kalb on January 1, 2024 upon commencement of employment as CFO. These options vest one-fifth on the first anniversary of the grant date, one-fifth on the second anniversary of the grant date, one-fifth on the third anniversary of the grant date, one-fifth on the fourth anniversary of the grant date, and one-fifth on the fifth anniversary of the grant date, and expire on the seventh anniversary of the grant date.

Outstanding Stock Options and Restricted Stock Units

We currently have one stock incentive plan: our 2018 Plan. Our 2014 Stock Incentive Plan has been fully terminated, with the last options granted under that plan having been exercised in early 2025. As of the Record Date, the following derivative securities were outstanding under our 2018 Plan: (i) stock options to purchase an aggregate of 12,577,619 shares of our common stock, at exercise prices ranging from $2.11 to $24.25 per share (7,079,684 of which are currently exercisable); and (ii) restricted stock units for 578,488 shares of common stock (none of which are currently vested). On the same date, 1,774,678 shares of common stock remained eligible for grant under the 2018 Plan.

At the close of business on the Record Date, the market price of our common stock on the NASDAQ Stock Market was $24.25 per share.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding equity-based awards held by our CEO, CFO and our three other most highly compensated employees as of December 31, 2024:

		OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2024
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Richard J. Daly	50,000	—	—	$2.24	12/19/2025	—	—	—	—
	33,500	—	—	$4.64	12/02/2026	—	—	—	—
	30,000	—	—	$3.42	12/30/2027	—	—	—	—
	20,000	—	—	$7.07	12/28/2028	—	—	—	—
	10,000	5,000	—	$18.59	12/27/2029	—	—	—	—
	—	1,365,319	—	$13.30	10/18/2030	—	—	—	—
	—	491,160	—	$21.12	11/21/2031	—	—	—	—
	—	—	—	—	—	—	—	4,000	—
	—	—	—	—	—	—	—	1,334	—
	—	—	—	—	—	—	—	210,526	—
	—	—	—	—	—	—	—	60,019	—
Michael W. Kalb	—	257,214	—	$16.81	01/01/2031	—	—	—	—
	—	169,248	—	$21.12	11/21/2031	—	—	—	—
	—	—	—	—	—	—	—	35,693	—
	—	—	—	—	—	—	—	20,682	—
Steven R. Miller	225,000	—	—	$2.24	12/19/2025	—	—	—	—
	180,000	—	—	$4.64	12/02/2026	—	—	—	—
	275,000	—	—	$3.42	12/30/2027	—	—	—	—
	185,000	—	—	$7.07	12/28/2028	—	—	—	—
	97,333	48,667	—	$18.59	12/27/2029	—	—	—	—
	82,668	165,336	—	$14.15	12/08/3030	—	—	—	—
	—	202,958	—	$21.12	11/21/2031	—	—	—	—
	—	—	—	—	—	—	—	13,667	—
	—	—	—	—	—	—	—	14,000	—
	—	—	—	—	—	—	—	23,746	—
	—	—	—	—	—	—	—	24,801	—
Jeffrey Del Carmen	10,983	—	—	$4.21	01/06/2027	—	—	—	—
	120,000	30,000	—	$4.70	06/23/2027	—	—	—	—
	200,000	—	—	$3.42	12/30/2027	—	—	—	—
	135,000	—	—	$7.07	12/28/2028	—	—	—	—
	58,666	29,334	—	$18.59	12/27/2029	—	—	—	—
	55,972	111,946	—	$14.15	12/08/2030	—	—	—	—
	—	137,553	—	$21.12	11/21/2031	—	—	—	—
	—	—	—	—	—	—	—	10,667	—
	—	—	—	—	—	—	—	8,667	—
	—	—	—	—	—	—	—	16,078	—
	—	—	—	—	—	—	—	16,809	—
Preethi Sundaram	150,000	75,000	—	$5.49	07/06/2028	—	—	—	—
	67,500	—	—	$7.07	12/28/2028	—	—	—	—
	45,333	22,667	—	$18.59	12/27/2029	—	—	—	—
	47,731	95,462	—	$14.15	12/08/2030	—	—	—	—
	—	137,553	—	$21.12	11/21/2031	—	—	—	—
	—	—	—	—	—	—	—	16,667	—
	—	—	—	—	—	—	—	6,667	—
	—	—	—	—	—	—	—	13,710	—
	—	—	—	—	—	—	—	16,809	—

Option Exercises

The following table provides information regarding the exercise of stock options by our CEO, CFO, and our three most highly compensated employees during 2024:

Name	Grant Date	Exercise Date	Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/share)
Richard J. Daly	01/02/2018	06/04/2024	40,000	$4.01
Steven R. Miller	01/02/2018	12/10/2024	50,000	$4.01
Steven R. Miller	01/02/2018	12/13/2024	235,000	$4.01
Jeffrey Del Carmen	08/06/2018	08/09/2024	30,000	$2.86

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation – Discussion and Analysis required by Item 402(b) of Regulation S-K of the SEC’s rules and regulations with management and based on such review and discussions the Compensation Committee recommended to the Board of Directors that the Compensation – Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

David S. Tierney, Chair

Charles B. O’Keeffe

Molly Harper

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report above shall not be incorporated by reference into any such filings.

P
AY
V
ERSUS
P
ERFORMANCE
The Company’s principal executive officer (“
PEO
”) and our
non-PEO
named executive officers (“
NEO
s”) were as follows for the fiscal years ended December 31, 2024, 2023 and 2022:

Year	PEO	Non-PEO NEOs

2024	Richard J. Daly	Michael W. Kalb, Steven R. Miller, Jeffrey Del Carmen, Preethi Sundaram

2023	Patrick J. McEnany	Alicia Grande, Steven R. Miller, Gary Ingenito, Jeffrey Del Carmen

2022	Patrick J. McEnany	Alicia Grande, Steven R. Miller, Gary Ingenito, Jeffrey Del Carmen
The following table sets forth information concerning the compensation of our PEO and non-PEO
NEOs for the fiscal years ended December 31,
2024
, 2023 and 2022, and our financial performance for each such fiscal year:

					Value of Initial $100 Fixed Investment Based on (3)
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (1)(2)	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs (1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (in thousands) ($)	Net Product Revenue (in thousands) ($)
2024	7,774,160	12,896,544	3,723,348	5,024,539	557	88	163,889	489,327
2023	2,146,499	1,007,034	2,256,711	1,952,842	448	54	71,410	396,502
2022	6,923,782	17,549,684	2,674,788	7,393,846	496	69	83,079	213,938

(1)
Amounts represent compensation actually paid (“CAP”) to our PEO and the average compensation actually paid to our non-PEO
NEOs for the relevant fiscal year, as determined under SEC rules (and described below).

(2)
Fair value or change in fair value, as applicable, of stock options in the “Compensation Actually Paid” columns was estimated using a Black-Scholes option pricing model for the purposes of this disclosure in accordance with SEC rules and do not reflect compensation actually earned, realized or received during each applicable year. The calculation of CAP for purposes of this table includes point-in-time
fair values of equity awards and those values will fluctuate based on our stock price and various accounting valuation assumptions. See the Summary Compensation Table for certain other compensation of our PEO and our non-PEO
NEOs for each applicable fiscal year.

(3)
For the relevant fiscal year, represents our cumulative TSR or the cumulative TSR of the Nasdaq Biotechnology Index, in each case assuming an initial investment of $100 as described under the Narrative Disclosure to Pay Versus Performance heading below. We have never declared or paid a dividend on our common stock and do not anticipate doing so in the foreseeable future.

In the table immediately above, the columns “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to
non-PEO
NEOs” reflect the Total Compensation reported in the 2024 Summary Compensation Table (“
SCT
”), as adjusted based on the following:

	SCT Total ($)	Minus SCT Equity Awards ($)	Plus Value of New Unvested Awards as of 12/31 ($)	Plus Annual Change in Value of Prior Year Awards that Remain Unvested ($)	Plus Value of Awards Vested and Granted During Year ($)	Plus Change in Value of Prior Year Awards that Vest During Year ($)	Total CAP ($)
PEO
2024	7,774,160	6,338,431	6,922,548	4,488,419	—	49,848	12,896,544
2023	2,146,499	749,999	943,365	(736,903)	—	(595,928)	1,007,034
2022	6,923,782	5,727,859	7,659,348	3,460,212	—	5,234,201	17,549,684
Average Non-PEO NEOs
2024	3,723,348	2,838,396	3,237,565	572,615	—	329,407	5,024,539
2023	2,256,711	1,446,560	1,819,515	(326,149)	—	(350,675)	1,952,842
2022	2,674,788	1,939,664	2,316,864	2,394,265	—	1,947,593	7,393,846
The following tables illustrate the valuation assumptions as of the vesting date for awards that vested in each of 2024, 2023 and 2022.

For Stock Options Vesting in
	2024	2023	2022
Risk-free interest rate	3.85% - 4.52%	3.75% - 4.65%	1.30% - 4.00%
Expected term	1.6 -5.0 years	4.5 years	4.5 years
Expected volatility	54.1% - 60.4%	68.0% - 71.0%	68.4% - 69.5%
Expected dividend yield	—	—	—
Expected forfeiture rate	—	—	—

	Weighted Average Fair Value of Full Value Awards Vesting in
	2024	2023	2022
For Restricted Stock Units	$11.19	$11.25	$4.65
2024 Performance
Measures
The following list represents the financial and
non-financial
performance measures that we consider to have been the most important in linking Compensation Actually Paid to our PEO and non-PEO
NEOs to company performance. The measures in this list are not ranked. Of these measures, we have identified Net Product Revenue as our most important of our financial performance measures used to link Compensation Actually Paid to our PEO and non-PEO
NEOs to company performance:
Net Product Revenue
Net Income
Completion of a transformational acquisition
Quality and Compliance

Narrative Disclosure to Pay Versus Performance Table
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO
NEOs with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our net product revenue, in each case for the fiscal years ended December 31, 2024, 2023 and 2022.
TSR amounts reported in the graph assume an initial fixed investment of $100 on January 1, 2022 and, with respect to our cumulative TSR, based on the opening trading price on such date.

CEO P
AY
R
ATIO
As required by Item 402(u) of
Regulation S-K, the
Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2024 to that of all of our other employees for 2024. We identified our median employee by reviewing the base salary, on an annualized basis, for all of our employees as of December 31, 2024, for the period from January 1, 2024 through December 31, 2024, excluding our CEO. After identifying our median employee, we calculated total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2024 Summary Compensation Table above.
The total annual compensation for fiscal year 2024 for our CEO was $7,774,160, as noted in the 2024 Summary Compensation table above. The median of the 2024 annual total compensation of all employees (other than our CEO) was $370,800. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2024 was 21 to 1.
SEC rules for identifying the median of the total annual compensation of our employees and calculating the pay ratio based on that employee’s total annual compensation allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio for our company, as other companies have headquarters offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above.
We invest in our employees at all levels in our company by rewarding performance that balances risk and reward, empowering professional growth and development and by offering affordable benefits and programs that meet the diverse needs of our employees.

PROPOSAL FOUR – RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Grant Thornton, LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Grant Thornton is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Grant Thornton also served as our independent registered public accounting firm for the fiscal years ended December 31, 2024, 2023, and 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Grant Thornton is expected to attend the Annual Meeting.

In the event that the appointment of Grant Thornton is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2025. Even if the appointment of Grant Thornton is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Grant Thornton, we do not expect any broker non-votes in connection with this proposal.

The Board unanimously recommends a vote FOR the Ratification of the Appointment of Grant Thornton as our Independent Registered Public Accounting Firm.

Independent Auditor Fees

The following table represents fees for professional audit and other services rendered by Grant Thornton for the fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit fees (1)	$613,923	$489,779
Audit-related fees	—	—

Total audit fees	613,923	489,779
Tax fees	—	—
All other fees	—	—

Total fees	$613,923	$489,779

(1)

Represents aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of our financial statements included in our 2024 and 2023 Forms 10-K, for their reviews of our quarterly reports during 2024 and 2023, and for their report on the effectiveness of our internal controls over financial reporting as of December 31, 2024 and 2023. Includes for 2024, $70,384 in fees in connection with comfort letter and S-8 Registration Statements and for 2023, $15,900 in fees in connection with S-3 and S-8 Registration Statements. Includes, for 2024 and 2023, $13,539 and $12,779, respectively, for the audit of the financial statements of our wholly owned subsidiary, Catalyst Pharmaceuticals Ireland, Ltd., a corporation organized in the Republic of Ireland.

Pre-Approval of Audit Functions

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent registered public accounting firm or any other auditing or accounting firm. 100% of the services provided to us by Grant Thornton in 2024 and 2023 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for our internal control over financial reporting, the financial reporting process and preparation of our financial statements. Grant Thornton LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and to issue a report thereon. Grant Thornton LLP is also responsible for auditing our internal control over financial reporting in accordance with the standards of the PCAOB. The Audit Committee’s responsibility is to select the independent auditors and to monitor and oversee these processes.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Auditing Standard No. 1301 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of our financial statements is compatible with maintaining the independent auditors’ independence. During such discussions, the independent auditors confirmed that, as of December 31, 2024, they were independent accountants with respect to our company within the meaning of applicable federal securities laws and the requirements of the PCAOB.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the reports and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board that our audited financial statements for fiscal 2024 be included in our 2024 Form 10-K.

The Audit Committee has also reviewed all non-audit services being provided by the independent auditors and has concluded that the provision of such services has been compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has discussed these matters with representatives of the independent auditors and our management and will monitor our compliance with any new restrictions as they are put in place to continue to ensure that the services provided by our independent accountants are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee

Donald A. Denkhaus (Chair)

Charles B. O’Keeffe

Tamar Thompson

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report above shall not be incorporated by reference into any such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the close of business on the Record Date, we had 121,959,172 shares of our common stock outstanding. The following table sets forth, as of such date, certain information regarding the shares of common stock owned of record or beneficially by (i) each person who owns beneficially more than 5% of our outstanding common stock; (ii) each of our directors and executive officers; and (iii) all executive officers and directors as a group.

	Shares Beneficially Owned (1)
Name	Number	Percentage
BlackRock, Inc. (2)	19,016,873	15.6
The Vanguard Group (3)	7,120,417	5.8
Richard J. Daly (4)	686,327	*
Michael W. Kalb (5)	55,639	*
Steven R. Miller (6)	1,994,664	1.6
Gary Ingenito (7)	561,048	*
Brian Elsbernd (8)	913,246	*
Jeffrey Del Carmen (9)	580,621	*
Preethi Sundaram (10)	355,569	*
Gregg Russo (11)	0	*
Patrick J. McEnany (12)	6,097,638	4.9
Donald A. Denkhaus (13)	598,420	*
Molly Harper (14)	79,087	*
Charles B. O’Keeffe (15)	885,811	*
Tamar Thompson (16)	24,587	*
David S. Tierney, M.D. (15)	508,961	*
All officers and directors as a group (14 persons) (17)	13,341,618	10.4

*	Less than one percent
(1)

Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned. Further, unless otherwise indicated, the address for each person named in this table is c/o Catalyst Pharmaceuticals, Inc.

(2)	Reported in a Schedule 13G filed by BlackRock on November 8, 2024. According to the Schedule 13G, BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(3)	Reported in a Schedule 13G filed by Vanguard on February 13, 2025. According to the Schedule 13G, Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Includes options to purchase 416,563 shares of our common stock, of which (i) 50,000 shares are exercisable at a price of $2.24 per share, (ii) 33,500 shares are exercisable at a price of $4.64 per share, (iii) 30,000 shares are exercisable at a price of $3.42 per share, (iv) 20,000 shares are exercisable at a price of $7.07 per share, (v) 10,000 shares are exercisable at a price of $18.59 per share, and (vi) 273,063 shares are exercisable at a price of $13.30 per share. Excludes (i) unvested stock options to purchase 5,000 shares of our common stock at a price of $18.59 per share that will vest on December 27, 2025, (ii) unvested stock options to purchase 1,092,256 shares of our common stock at a price of $13.30 per share that will vest in four annual tranches beginning on January 1, 2026, (iii) unvested stock options to purchase 491,160 shares of our common stock at a price of $21.12 per share that will vest in three annual tranches beginning on November 21, 2025, (iv) 1,334 restricted stock units that will vest on December 27, 2025, (v) 168,421 restricted stock units that will vest in four annual tranches beginning on January 1, 2026, and (vi) 60,019 restricted stock units that will vest in three annual tranches beginning on November 21, 2025.

(5)

Includes options to purchase 51,442 shares of our common stock at a price of $16.81 per share. Excludes (i) unvested stock options to purchase 205,772 shares of our common stock at a price of $16.81 per share that will vest in four annual tranches beginning on January 1, 2026, (ii) unvested stock options to purchase 169,248 shares of our common stock at a price of $21.12 per share that will vest in three annual tranches beginning on November 21, 2025, (iii) 28,555 restricted stock units that will vest in four annual tranches beginning on January 1, 2026, and (iv) 20,682 restricted stock units that will vest in three annual tranches beginning on November 21, 2025.

(6)

Includes options to purchase 1,045,001 shares of our common stock, of which (i) 225,000 shares are exercisable at a price of $2.24 per share, (ii) 180,000 shares are exercisable at a price of $4.64 per share, (iii) 275,000 shares are exercisable at a price of $3.42 per share, (iv) 185,000 shares are exercisable at a price of $7.07 per share, (v) 97,333 shares are exercisable at a price of $18.59 per share, and (vi) 82,668 shares are exercisable at a price of $14.15 per share. Excludes (i) unvested stock options to purchase 48,667 shares of our common stock at an exercise price of $18.59 per share that will vest on December 27, 2025, (ii) unvested stock options to purchase 165,336 shares of our common stock at an exercise price of $14.15 per share that will vest in two annual tranches beginning on December 8, 2025, (iii) unvested stock options to purchase 202,958 shares of our common stock at a price of $21.12 per share that will vest in three annual tranches beginning on November 21, 2025, (iv) 14,000 restricted stock units that will vest on December 27, 2025, (v) 23,746 restricted stock units that will vest in two annual tranches beginning on December 8, 2025, and (vi) 24,801 restricted stock units that will vest in three annual tranches beginning on November 21, 2025.

(7)

Includes options to purchase 492,175 shares of our common stock, of which (i) 44,000 shares are exercisable at a price of $4.64 per share, (ii) 200,000 shares are exercisable at a price of $3.42 per share, (iii) 135,000 shares are exercisable at a price of $7.07 per share, (iv) 62,000 shares are exercisable at a price of $18.59 per share, and (v) 51,175 shares are exercisable at a price of $14.15 per share. Excludes (i) unvested stock options to purchase 31,000 shares of our common stock at a price of $18.59 per share that will vest on December 27, 2025, (ii) unvested stock options to purchase 102,351 shares of our common stock at a price of $14.15 per share that will vest in two annual tranches beginning on December 8, 2025, (iii) unvested stock options to purchase 125,696 shares of our common stock at a price of $21.12 per share that will vest in three annual tranches beginning on November 21, 2025, (iv) 9,000 restricted stock units that will vest on December 27, 2025, (v) 14,700 restricted stock units that will vest in two annual tranches beginning on December 8, 2025, and (vi) 15,360 restricted stock units that will vest in three annual tranches beginning on November 21, 2025.

(8)

Includes options to purchase 724,682 shares of our common stock, of which (i) 162,475 shares are exercisable at a price of $2.24 per share, (ii) 132,000 shares are exercisable at a price of $4.64 per share, (iii) 200,000 shares are exercisable at a price of $3.42 per share, (iv) 135,000 shares are exercisable at a price of $7.07 per share, (v) 46,000 shares are exercisable at a price of $18.59 per share, and (vi) 49,207 shares are exercisable at a price of $14.15 per share. Excludes (i) unvested stock options to purchase 23,000 shares of our common stock at a price of $18.59 per share that will vest on December 27, 2025, (ii) unvested stock options to purchase 98,414 shares of our common stock at a price of $14.15 per share that will vest in two annual tranches beginning on December 8, 2025, (iii) unvested stock options to purchase 126,704 shares of our common stock at a price of $21.12 per share that will vest in three annual tranches beginning on November 21, 2025, (iv) 6,667 restricted stock units that will vest on December 27, 2025, (v) 14,134 restricted stock units that will vest in two annual tranches beginning on December 8, 2025, and (vi) 15,483 restricted stock units that will vest in three annual tranches beginning on November 21, 2025.

(9)

Includes options to purchase 580,621 shares of our common stock, of which (i) 10,983 shares are exercisable at a price of $4.21 per share, (ii) 120,000 shares are exercisable at a price of $4.70 per share, (iii) 200,000 shares are exercisable at a price of $3.42 per share, (iv) 135,000 shares are exercisable at a price of $7.07 per share, (v) 58,666 shares are exercisable at a price of $18.59 per share, and (vi) 55,972 shares are exercisable at a price of $14.15 per share. Excludes (i) unvested stock options to purchase 30,000 shares of our common stock at a price of $4.70 per share that will vest on June 23, 2025, (ii) unvested stock options to purchase 29,334 shares of our common stock at a price of $18.59 per share that will vest on December 27, 2025, (iii) unvested stock options to purchase 111,946 shares of our common stock at a price of $14.15 per share that will vest in two annual tranches beginning on December 8, 2025, (iv) unvested stock options to purchase 137,553 shares of our common stock at a price of $21.12 per share that will vest in three annual tranches beginning on November 21, 2025, (v) 8,667 restricted stock units that will vest on December 27, 2025, (vi) 16,078 restricted stock units that will vest in two annual tranches beginning on December 8, 2025, and (vii) 16,809 restricted stock units that will vest in three annual tranches beginning on November 21, 2025.

(10)

Includes options to purchase 310,564 shares of our common stock, of which (i) 150,000 shares are exercisable at a price of $5.49 per share, (ii) 67,500 shares are exercisable at a price of $7.07 per share, (iii) 45,333 shares are exercisable at a price of $18.59 per share, and (iv) 47,731 shares are exercisable at a price of $14.15 per share. Excludes (i) unvested stock options to purchase 75,000 shares of our common stock at a price of $5.49 per share that will vest on July 6, 2025, (ii) unvested stock options to purchase 22,667 shares of our common stock at a price of $18.59 per share that will vest on December 27, 2025, (iii) unvested stock options to purchase 95,462 shares of our common stock at a price of $14.15 per share that will vest in two annual tranches beginning on December 8, 2025, (iv) unvested stock options to purchase 137,553 shares of our common stock at a price of $21.12 per share that will vest in three annual tranches beginning on November 21, 2025, (v) 6,667 restricted stock units that will vest on December 27, 2025, (vi) 13,710 restricted stock units that will vest in two annual tranches beginning on December 8, 2025, and (vii) 16,809 restricted stock units that will vest in three annual tranches beginning on November 21, 2025.

(11)

Excludes (i) unvested stock options to purchase 15,000 shares of our common stock at a price of $15.51 per share that will vest in three annual tranches beginning on April 8, 2025, (ii) unvested stock options to purchase 6,957 shares of our common stock at a price of $22.90 per share that will vest in three annual tranches beginning on February 7, 2026, (iii) unvested stock options to purchase 20,349 shares of our common stock at a price of $23.26 per share that will vest in five annual tranches beginning on February 13, 2026, and (iv) 3,439 restricted stock units that will vest in five annual tranches beginning on February 13, 2026.

(12)

Includes options to purchase 1,615,936 shares of our common stock, of which (i) 740,000 shares are exercisable at a price of $4.64 per share, (ii) 400,000 shares are exercisable at a price of $3.42 per share, (iii) 270,000 shares are exercisable at a price of $7.07 per share, (iv) 181,333 shares are exercisable at a price of $18.59 per share, and (v) 24,603 shares are exercisable at a price of $14.15 per share. Excludes (i) unvested stock options to purchase 90,667 shares of our common stock at a price of $18.59 per share that will vest on December 27, 2025, (ii) unvested stock options to purchase 49,207 shares of our common stock at a price of $14.15 per share that will vest in two annual tranches beginning on December 8, 2025, (iii) unvested stock options to purchase 43,591 shares of our common stock at a price of $21.12 per share that will vest in three annual tranches beginning on November 21, 2025, (iv) 26,334 restricted stock units that will vest on December 27, 2025, (v) 7,068 restricted stock units that will vest in two annual tranches beginning on December 8, 2025, and (vi) 5,327 restricted stock units that will vest in three annual tranches beginning on November 21, 2025.

(13)

Includes options to purchase 103,341 shares of our common stock, of which (i) 33,500 shares are exercisable at a price of $4.64 per share, (ii) 30,000 shares are exercisable at a price of $3.42 per share, (iii) 20,000 shares are exercisable at a price of $7.07 per share, (iv) 10,000 shares are exercisable at a price of $18.59 per share, and (v) 9,841 shares are exercisable at a price of $14.15 per share. Excludes (i) unvested stock options to purchase 5,000 shares of our common stock at a price of $18.59 per share that will vest on December 27, 2025, (ii) unvested stock options to purchase 19,683 shares of our common stock at a price of $14.15 per share that will vest in two annual tranches beginning on December 8, 2025, (iii) unvested stock options to purchase 23,248 shares of our common stock at a price of $21.12 per share that will vest in three annual tranches beginning on November 21, 2025, (iv) 1,334 restricted stock units that will vest on December 27, 2025, (v) 2,827 restricted stock units that will vest in two annual tranches beginning on December 8, 2025, and (vi) 2,841 restricted stock units that will vest in three annual tranches beginning November 21, 2025.

(14)

Includes options to purchase 72,341 shares of our common stock, of which (i) 32,500 shares are exercisable at a price of $5.78 per share, (ii) 20,000 shares are exercisable at a price of $7.07 per share, (iii) 10,000 shares are exercisable at a price of $18.59 per share, and (iv) 9,841 shares are exercisable at a price of $14.15 per share. Excludes (i) unvested stock options to purchase 5,000 shares of our common stock at a price of $18.59 per share that will vest on December 27, 2025, (ii) unvested stock options to purchase 19,683 shares of our common stock at a price of $14.15 per share that will vest in two annual tranches beginning on December 8, 2025, (iii) unvested stock options to purchase 23,248 shares of our common stock at a price of $21.12 per share that will vest in three annual tranches beginning on November 21, 2025, (iv) 1,334 restricted stock units that will vest on December 27, 2025, (v) 2,827 restricted stock units that will vest in two annual tranches beginning on December 8, 2025, and (vi) 2,841 restricted stock units that will vest in three annual tranches beginning on November 21, 2025.

(15)

Includes options to purchase 153,341 shares of our common stock, of which (i) 50,000 shares are exercisable at a price of $2.24 per share, (ii) 33,500 shares are exercisable at a price of $4.64 per share, (iii) 30,000 shares are exercisable at a price of $3.42 per share, (iv) 20,000 shares are exercisable at a price of $7.07 per share, (v) 10,000 shares are exercisable at a price of $18.59 per share, and (vi) 9,841 shares are exercisable at a price of $14.15 per share. Excludes (i) unvested stock options to purchase 5,000 shares of our common stock at a price of $18.59 per share that will vest on December 27, 2025, (ii) unvested stock options to purchase 19,683 shares of our common stock at a price of $14.15 per share that will vest in two annual tranches beginning on December 8, 2025, (iii) unvested stock options to purchase 23,248 shares of our common stock at a price of $21.12 per share that will vest in three annual tranches beginning on November 21, 2025, (iv) 1,334 restricted stock units that will vest on December 27, 2025, (v) 2,827 restricted stock units that will vest in two annual tranches beginning on December 8, 2025, and (vi) 2,841 restricted stock units that will vest in three annual tranches beginning November 21, 2025.

(16)

Includes options to purchase 23,174 shares of our common stock, of which (i) 13,333 shares are exercisable at a price of $11.59 per share, and (ii) 9,841 shares are exercisable at a price of $14.15 per share. Excludes (i) unvested stock options to purchase 26,667 shares of our common stock at a price of $11.59 per share that will vest in two annual tranches beginning on May 25, 2025, (ii) unvested stock options to purchase 19,683 shares of our common stock at a price of $14.15 per share that will vest in two annual tranches beginning on December 8, 2025, (iii) unvested stock options to purchase 23,248 shares of our common stock at a price of $21.12 per share that will vest in three annual tranches beginning on November 21, 2025, (iv) 2,827 restricted stock units that will vest in two annual tranches beginning on December 8, 2025, and (v) 2,841 restricted stock units that will vest in three annual tranches beginning on November 21, 2025.

(17)

Includes options to purchase 5,742,522 shares of our common stock at prices ranging from $2.24 per share to $18.59 per share. Excludes (i) unvested stock options to purchase 4,014,170 shares of our common stock at prices ranging from $4.70 per share to $23.26 per share, and (ii) 571,486 unvested restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transaction Parties and Procedures

In November 2017, we adopted our Code of Business Conduct and Ethics, including a conflict-of-interest transaction policy that identifies our procedures for the identification, review, consideration and approval or ratification of conflict of interest transactions. The policy applies where one’s private life or interest interferes, or even appears to interfere, with the interests of our company. Under the policy, a conflict can arise when any of our personnel (or a member of their family) acts or has interests that make it difficult, or makes it appear difficult, to perform their duties for us objectively and effectively. Conflicts can also arise under the policy when our personnel (or a member of their family) receives significant personal benefits as a result of their position in the Company. Any such determination regarding the approval of such a transaction will be made by the Audit Committee or the Board of Directors, with any interested directors abstaining.

Certain Related Party Transactions

Since 2023, we have had no transactions or proposed transactions in which we were or are to be participants and in which any related person had or will have a direct or indirect material interest.

OTHER MATTERS

The Board is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of proxy holders.

CONTACTING THE BOARD OF DIRECTORS

Stockholders may communicate with the board of directors by directing their communications in a hard copy (i.e. non-electronic) written form to the attention of one or more members of the Board of Directors, or to the Board of Directors collectively, at our principal executive office located at 355 Alhambra Circle, Suite 801, Coral Gables, Florida 33134, Attention: Corporate Secretary. A stockholder communication must include a statement that the author of such communication is a beneficial or record owner of shares of our common stock. Our corporate secretary will review all communications meeting the requirements discussed above and will remove any communications relating to (i) the purchase or sale of our products or services; (ii) communications from suppliers or vendors relating to our obligations to such supplier or vendor; (iii) communications from pending or threatened opposing parties in legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters, and (iv) any other communications that the corporate secretary deems, in his reasonable discretion, to be unrelated to our business. The corporate secretary will compile all communications not removed in accordance with the procedure described above and will distribute such qualifying communications to the intended recipient(s). A copy of any qualifying communications that relate to our accounting and auditing practices will also be automatically sent directly to the chair of the Audit Committee, whether or not it was directed to such person.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2026 Annual Meeting of Stockholders must be received by our corporate secretary not later than December 10, 2025 at our principal executive offices, 355 Alhambra Circle, Suite 801, Coral Gables, Florida 33134, Attention: Corporate Secretary, for inclusion in the proxy statement and proxy relating to the 2025 Annual Meeting of Stockholders. The persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

ADDITIONAL INFORMATION

We are delivering our Annual Report to our stockholders with this Proxy Statement. We will furnish without charge to any stockholder submitting a written request, our 2024 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and any schedules thereto. Such written requests should be directed to our Corporate Secretary at the address set forth above

ANNEX A – AMENDMENT NO. 5 TO CATALYST PHARMACEUTICALS, INC.

2018 STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors of Catalyst Pharmaceuticals, Inc. (the “Company”) has determined that it is in the Company’s best interest to amend the Company’s 2018 Stock Incentive Plan (the “2018 Plan”).

NOW, THEREFORE, THE 2018 PLAN IS HEREBY AMENDED AS FOLLOWS:

1.	The first sentence of Section 5(a) of the 2018 Plan is amended in its entirety and restated as follows:

(a) Shares Available for Rewards. The Common Stock that may be issued pursuant to Awards granted under the 2018 Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the 2018 Plan shall be Twenty-Six Million (26,000,000) shares of Common Stock.

2. In all other respects, the 2018 Plan shall remain in full force and effect.

CATALYST PHARMACEUTICALS, INC.

355 Alhambra Circle, Suite 801

Coral Gables, Florida 33134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard J. Daly and Michael W. Kalb, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of common stock, $0.001 par value per share, of Catalyst Pharmaceuticals, Inc., a Delaware corporation (the “Company”) which the undersigned would be entitled to vote at the 2025 Annual Meeting of Stockholders to be held at 9:00 a.m. local time, on Tuesday, May 20, 2025, or any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present upon the matters referred to in this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1.	PROPOSAL ONE — Election of Directors

To elect Richard J. Daly as a member of the Board of Directors until the 2026 Annual Meeting of Stockholders, or until his earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

To elect Patrick J. McEnany as a member of the Board of Directors until the 2026 Annual Meeting of Stockholders, or until his earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

To elect Donald A. Denkhaus as a member of the Board of Directors until the 2026 Annual Meeting of Stockholders, or until his earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

To elect Molly Harper as a member of the Board of Directors until the 2026 Annual Meeting of Stockholders, or until her earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

To elect Tamar Thompson as a member of the Board of Directors until the 2026 Annual Meeting of Stockholders, or until her earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

To elect David S. Tierney, M.D. as a member of the Board of Directors until the 2026 Annual Meeting of Stockholders, or until his earlier death, disability or resignation:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	PROPOSAL TWO – To approve an amendment to our 2018 Stock Incentive Plan to increase the shares available for issuance by 5 million shares.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL THREE — To approve, on an advisory basis, the 2024 compensation of our named executive officers.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	PROPOSAL FOUR — To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	PROPOSAL FIVE — To transact such other business as may properly come before the meeting.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders dated April 10, 2025, and the accompanying Proxy Statement.

Date: ____________, 2025.

Signature

Name(s) (typed or printed)

Address(es)

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.